EXECUTION COPY

RESIDENTIAL FUNDING COMPANY, LLC,
the Company

and

DB STRUCTURED PRODUCTS, INC.,
the Initial Owner

AMENDED AND RESTATED STANDARD TERMS AND PROVISIONS OF
SALE AND SERVICING AGREEMENT

Dated as of August 22, 2005, as amended and restated to and including December 1, 2006

Residential Mortgage Loans

First and Second Liens

TABLE OF CONTENTS

Page

ARTICLE I Definitions

1

Section 1.01

Definitions

1

Section 1.02

Calculations Respecting Accrued Interest.

12

ARTICLE II Conveyance of Mortgage Loans

14

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files.

14

Section 2.02

Acceptance by the Initial Owner

16

Section 2.03

Assignment of Mortgage Loans

17

Section 2.04

Representations and Warranties of the Company.

18

Section 2.05

Representations, Warranties and Covenants of the Initial Owner

29

Section 2.06

Protection of Confidential Information and Consumer

Information.

30

Section 2.07

First Payment Default

31

Section 2.08

Prepayment-in-Full Premium Recapture

31

ARTICLE III Administration and Servicing of Mortgage Loans

31

Section 3.01

Company to Act as Servicer

31

Section 3.02

Agreements Between Company and Subservicer

32

Section 3.03

Collection of Certain Mortgage Loan Payments and Liquidation

of Mortgage Loans

33

Section 3.04

Principal and Interest Accounts

34

Section 3.05

Escrow Accounts

34

Section 3.06

Custodial Account

34

Section 3.07

Permitted Withdrawals From the Custodial Account

35

Section 3.08

Permitted Instruments

36

Section 3.09

Primary Insurance Policies

37

Section 3.10

Maintenance of Hazard Insurance and Errors and Omissions and

Fidelity Coverage.

38

Section 3.11

Enforcement of Due-On-Sale Clauses.

38

Section 3.12

Realization Upon Defaulted Mortgage Loans

40

Section 3.13

Owner to Cooperate; Release of Mortgage Files

41

Section 3.14

[Reserved].

41

Section 3.15

REO Property

41

Section 3.16

Compensating Interest

42

Section 3.17

Filing Requirements

43

Section 3.18

Securitization.

43

Section 3.19

Credit Risk Advisor

44

Section 3.20

Notification of Adjustments.

45

Section 3.21

Superior Liens.

45

ARTICLE IV Payments to the Owner

47

Section 4.01

Distributions

47

Section 4.02

Statements to the Owner

47

Section 4.03

Distribution Reports; Monthly Advances by the Company

48

Section 4.04

Reports and Returns to be Filed by the Company

48

ARTICLE V The Company

49

Section 5.01

Liability of the Company and Others

49

Section 5.02

Merger or Consolidation of the Company

49

Section 5.03

Company Resignation; Assignment of Agreement

50

Section 5.04

Compliance with REMIC Provisions

50

Section 5.05

Right to Examine Company Records

50

ARTICLE VI Default

51

Section 6.01

Events of Default of the Company

51

Section 6.02

Waiver of Defaults

52

ARTICLE VII Termination

53

Section 7.01

Termination

53

ARTICLE VIII Miscellaneous Provisions

54

Section 8.01

Successor to the Company

54

Section 8.02

Entire Agreement; Amendment

54

Section 8.03

Governing Law

54

Section 8.04

Notices

54

Section 8.05

Severability of Provisions

56

Section 8.06

No Partnership

56

Section 8.07

Exhibits

56

Section 8.08

Counterparts; Successors and Assigns

56

Section 8.09

Nonsolicitation

56

Section 8.10

Reference Agreement

56

Section 8.11

Closing Documents

56

Section 8.12

Third Party Beneficiary

56

ARTICLE IX

57

Section 9.01

Intent of the Parties; Reasonableness.

57

Section 9.02

Additional Representations and Warranties of the Company.

57

Section 9.03

Information to Be Provided by the Company.

58

Section 9.04

Servicer Compliance Statement.

63

Section 9.05

Report on Assessment of Compliance and Attestation.

64

Section 9.06

Use of Subservicers and Subcontractors.

65

Section 9.07

Indemnification; Remedies.

66

Exhibits

Exhibit A

Form of Reference Agreement

Exhibit B

Form of Custodial Agreement

Exhibit One

Form of Custodian Initial Trust Receipt

Exhibit Two

Form of Custodian Interim Certification

Exhibit Three

Form of Custodian Final Certification

Exhibit C

Reserved

Exhibit D

Reserved

Exhibit E

Form of Assignment and Assumption Agreement

Exhibit F

Form of Certification

Exhibit G

Form of Request for Release

Exhibit H

Form of Back-Up Certification

Exhibit I

Reserved

Exhibit J

Assistant Secretary’s Certificate

Exhibit K

Form of Opinion of Counsel

Exhibit L

Form of Back-Up Certification

Exhibit M

Servicing Criteria to be Addressed in Assessment of Compliance

This is an AMENDED AND RESTATED STANDARD TERMS AND PROVISIONS OF SALE AND SERVICING AGREEMENT, Residential Mortgage Loans, dated and effective as of August 22, 2005, as amended and restated to and including December 1, 2006, by and between RESIDENTIAL FUNDING COMPANY, LLC, as seller and master servicer (the “Company”) and DB STRUCTURED PRODUCTS, INC., as the initial owner (the “Initial Owner”), together with all amendments hereof and supplements hereto (as it pertains to the Mortgage Pool and as incorporated by reference in and made a part of the Reference Agreement (as defined below), the “Agreement”.

PRELIMINARY STATEMENT

The Initial Owner has agreed to purchase from time to time from the Company and the Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse (subject to the terms of the Agreement), a 100% undivided Ownership Interest in pools of fixed rate or adjustable rate first and second lien Mortgage Loans.  Each pool of Mortgage Loans will have the characteristics set forth herein and in the Reference Agreement, a form of which is attached as Exhibit A hereto (each, a “Reference Agreement”).  The sale of the Mortgage Loans in each Mortgage Pool will be governed by the Reference Agreement together with this Agreement, which will be incorporated by reference into and made a part of the Reference Agreement.

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accrued Interest:  With respect to each Remittance Date, one month’s interest accrued at the then applicable Pass-Through Rate on the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the close of business on the immediately preceding Remittance Date (or in the case of the first Remittance Date, the Cut-off Date).  Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  In each case Accrued Interest will be adjusted in accordance with Section 1.02.

Acquisition Date:  As defined in Section 3.15.

Adjustable Rate Mortgage Loan: A Mortgage Loan that provides for adjustment to the Mortgage Interest Rate applicable thereto on each Adjustment Date as set forth in the related Mortgage Note.

Adjustment Date:  As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Agency or Agencies:  Fannie Mae and/or Freddie Mac.

Appraised Value:  With respect to any Mortgaged Property, generally, the lesser of (a) the appraised value of such Mortgaged Property based on an appraisal made at the time of the origination or modification of the related Mortgage Loan and (b) the sales price of the Mortgaged Property at such time of origination; except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

Appraiser Requirements:  Any appraiser that (i) is licensed or certificated in the jurisdiction where the related Mortgaged Property is located, (ii) satisfies the independent appraiser requirements for staff appraisers or, as appropriate, fee appraisers specified by (a) Fannie Mae and Freddie Mac and (b) the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision with their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (regardless of whether the Company is subject to those regulations), (iii) is experienced in the appraisal of properties similar to the type of properties subject to the appraisal, (iv) is actively engaged as an appraiser of residential properties and (v) subscribes to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

Assignment:  An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

Bankruptcy Code:  The United States Bankruptcy Code, Title 11 of the United States Code, as amended.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, State of Minnesota, the State of California or the State of Illinois (or such other state or states in which the Custodial Account is at the time located) are required or authorized by law or executive order to be closed.

Buydown Funds:  Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan:  Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

Cash Receipts:  As defined in Section 3.15.

Closing Date:  As defined in the Reference Agreement.

Code:  The Internal Revenue Code of 1986.

Combined Loan-to-Value Ratio:  The fraction, expressed as a percentage, the numerator of which is the principal balance of all mortgage loans with respect to a Mortgaged Property at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Company:  Residential Funding Company, LLC, a Delaware corporation, or its successor in interest, or any successor as herein provided.

Company Information:  As defined in Section 9.07(a).

Compensating Interest:  With respect to any Remittance Date, an amount equal to Prepayment Interest Shortfalls resulting from Full Prepayments during the related Prepayment Period and Partial Prepayments during the prior calendar month, but not more than the lesser of (a) one-twelfth of 0.125% of the Principal Balance of the Mortgage Loans immediately preceding such Remittance Date and (b) the sum of the Servicing Fee and all income and gain on amounts held in the Custodial Account with respect to the Mortgage Loans and such Remittance Date.

Confidential Information:  As defined in Section 2.06.

Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to any party to this Agreement on behalf of the Mortgagors.

Custodial Account:  The custodial account created and maintained pursuant to Section 3.06.

Custodial Agreement:  An agreement, substantially in the form of Exhibit B, providing for the custody of certain original documents relating to the Mortgage Loans.

Custodian:  A custodian, which shall not be the Owner, appointed by the Company pursuant to a Custodial Agreement.

Cut-off Date:  As defined in the Reference Agreement.

Debt-to-Income Ratio:  With respect to any Mortgage Loan, the ratio of the related Mortgagor’s total outstanding indebtedness as of the date of the origination of the related Mortgage Loan to the related Mortgagor’s total gross income for the year immediately preceding the date of the origination of the related Mortgage Loan.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date:  With respect to any Remittance Date, the second Business Day prior to such Remittance Date.

Due Date:  With respect to any Remittance Date, the first day of the month in which such Remittance Date occurs.

Due Period:  With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the related Due Date.

Eligible Account:  An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the beneficial owners have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of U.S. Bank, National Association, or (iv) in the case of a certificate account, if any, a trust account or accounts maintained in the corporate trust division of the trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or a certificate account, will not reduce the rating assigned to any class of certificates, if any, by such Rating Agency below the lower of the then-current rating or the rating assigned to such certificates as of the Closing Date by such Rating Agency).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Event of Default:  As defined in Section 6.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae:  Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Final Loan Listing: The electronic file delivered to the Initial Owner no less than one Business Day prior to the Closing Date and designated as the Final Loan Listing.

First Lien: With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Notes which creates a first lien on the Mortgaged Property.

Fitch:  Fitch, Inc. or its successor in interest.

Freddie Mac:  Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Full Prepayment:  Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan.

Index:  With respect to each Adjustable Rate Mortgage Loan, the Index shall be the rate per annum as set forth in the Mortgage Loan Schedule and the related Mortgage Note with respect to each such Adjustable Rate Mortgage Loan.

Insurance Proceeds:  Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer or the Company and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures set forth in the Program Guide.

Insured Expenses:  Expenses covered by any mortgage insurance policy, any replacement insurance policy or policies or any other insurance policy.

Interim Certification:  As defined in Section 2.02.

Lender Paid Mortgage Insurance Policy or LPMI Policy:  A policy of mortgage guaranty insurance issued by a Qualified Insurer in which the owner or servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

Liquidated Mortgage Loan:  A Mortgage Loan as to which payment has been made to the Company of all Liquidation Proceeds and other payments or recoveries which the Company deems to be finally recoverable.

Liquidation Expenses:  Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan (to the extent such amount is reimbursable under the terms of this Agreement or the Program Guide) and not recovered by the Company under any insurance policy for reasons other than the Company’s failure to comply with Section 3.09 or 3.10.

Liquidation Proceeds:  Cash (including Insurance Proceeds and condemnation proceeds) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee’s sale, condemnation, foreclosure sale or otherwise, net of Liquidation Expenses and Insured Expenses.

Loan-to-Value Ratio:  As of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Lifetime Interest Rate Cap:  With respect to each Adjustable Rate Mortgage Loan as to which the related Mortgage Note provides for a lifetime interest rate cap, the absolute maximum Mortgage Interest Rate permitted over the life of such Mortgage Loan, above which the Mortgage Interest Rate shall not be adjusted, as provided in the related Mortgage Note, as set forth on the Mortgage Loan Schedule.

Master Servicer:  With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System:  The system of recording transfers of Mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

MOM Loan:  Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance:  The aggregate of the advances made by the Company with respect to any Remittance Date pursuant to Section 4.03, the amount of any such Monthly Advance being equal to the aggregate of the principal portion of such Monthly Payments on the Mortgage Loans which were due on the related Due Date but extended pursuant to Section 3.03 or delinquent (in whole or in part) as of the close of business on the Business Day next preceding the related Remittance Date, plus the interest portion of such Monthly Payments adjusted to the related Mortgage Loan Remittance Rates, and less the amount of any advances which the Company has determined would constitute Nonrecoverable Monthly Advances, if made.

Monthly Payment:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note on each Due Date.

Moody’s:  Moody’s Investors Service, Inc., or its successor in interest.

Mortgage:  The mortgage, deed of trust or other instrument creating a first or second lien on a fee simple interest in real property securing a Mortgage Note.

Mortgage-Backed Securities:  Any individual series of mortgage backed securities with respect to which a Reconstitution Agreement has been executed that evidence ownership of or debt secured by, one or more of the Mortgage Loans.

Mortgage File:  The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan which shall be delivered to the Custodian, as the duly appointed agent of the Owner, or as otherwise agreed by the parties to this Agreement and the Custodian, if any, in writing, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  The annual rate at which interest accrues on any Mortgage Loan, as adjusted in the case of Adjustable Rate Mortgage Loans from time to time in accordance with the provisions of the related Mortgage Note.  The Mortgage Interest Rate for each Mortgage Loan will be the rate indicated as the “CURR RATE” on the Mortgage Loan Schedule.

Mortgage Loan:  An individual mortgage loan which is the subject of this Agreement and identified on the Mortgage Loan Schedule.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the rate per annum designated as the “PASSTHRU RATE” for such Mortgage Loan on the related Mortgage Loan Schedule.

Mortgage Loan Schedule:  Each schedule of Mortgage Loans attached to a Reference Agreement as Exhibit A to such Reference Agreement.

Mortgage Note:  The originally executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan and any modification thereto.

Mortgage Pool:  Each pool of Mortgage Loans conveyed by the Company to the Initial Owner from time to time pursuant to an applicable Reference Agreement referencing this Agreement.

Mortgaged Property:  The underlying property securing a Mortgage Loan.

Mortgagor:  The obligor on a Mortgage Note.

Nonrecoverable Monthly Advance:  Any Monthly Advance previously made or proposed to be made by the Company which, in the judgment of the Company, is not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

Opinion of Counsel:  A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company.

Owner:  Any Person from time to time having an Ownership Interest in the Mortgage Loans.

Ownership Interest:  The undivided ownership interest in the Mortgage Pool.

Partial Prepayment:  Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Pass-Through Rate:  As to any Remittance Date, a rate equal to the weighted average, expressed as a percentage, of the Mortgage Loan Remittance Rates of all Mortgage Loans in the Mortgage Pool as of the close of business on the Due Date in the month preceding the month in which such Remittance Date occurs, weighted on the basis of the respective Principal Balances of such Mortgage Loans, which Principal Balances shall be the Principal Balances of such Mortgage Loans immediately prior to such Remittance Date.

Periodic Interest Rate Cap:  With respect to each Adjustable Rate Mortgage Loan, the provision of a Mortgage Note that provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth in the Mortgage Loan Schedule, as applicable.

Permitted Instrument:  As defined in Section 3.08.

Person:  Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  As defined in Section 2.03.

Prepayment Charge: With respect to any Mortgage Loan, any prepayment penalty or premium thereon payable in connection with a principal prepayment on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Interest Shortfall:  As to any Remittance Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Full Prepayment during the portion of the related Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month’s interest at the Mortgage Loan Remittance Rate on the Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor for such month to the date of such Full Prepayment or (b) a Partial Prepayment during the prior calendar month, an amount equal to one month’s interest at the Mortgage Loan Remittance Rate on the amount of such Partial Prepayment.

Prepayment Period:  As to any Remittance Date and a Full Prepayment, the prior calendar month.

Primary Insurance Policy:  Each primary policy of mortgage guaranty insurance or any replacement policy thereof.

Principal Balance:  As to each Mortgage Loan, as of the time of any determination, (i) the principal balance remaining to be paid by the Mortgagor at the close of business on the Cut-off Date, after deduction of all payments due on or before the Cut-off Date whether or not paid, minus (ii) all amounts distributed to the Owner with respect to such Mortgage Loan and reported to the Owner as allocable to principal, including the principal component of any Monthly Advances and any losses incurred with respect to such Mortgage Loan.

Principal Remittance Amount:  With respect to any Remittance Date, the sum of (a) the principal component of any Monthly Advance for such Remittance Date; (b) any amount required to be deposited in the Custodial Account pursuant to Section 3.10(a); (c) any amount that the Company is not permitted to withdraw from the Custodial Account pursuant to Section 3.16; and (d) the amount on deposit in the Custodial Account as of the close of business on the Determination Date immediately preceding such Remittance Date which is allocable to payments on account of principal of the Mortgage Loans, which amount shall not include (i) Partial Prepayments and the principal portion of any Liquidation Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02 and 2.04 received in the month in which such Remittance Date occurs (other than such Partial Prepayments, Liquidation Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 that the Company has deemed to have been received in the preceding month) and Full Prepayments made after the related Prepayment Period, (ii) payments which represent receipt of scheduled payments of principal due on a date or dates subsequent to the related Due Date and (iii) late payments of principal which have been the subject of a previous Monthly Advance and which are eligible for withdrawal pursuant to clauses (ii) or (vii) of Section 3.07.

Program Guide:  Collectively, the Client Guide and the Servicer Guide for Residential Funding Company, LLC’s mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding Company, LLC from time to time.

Purchase Price:  As defined in the Reference Agreement.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Record Date:  With respect to each Remittance Date, the close of business on the last Business Day of the month next preceding the month in which the related Remittance Date occurs.

Reconstitution:  Any Agency Transfer, Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement:  Any agreement or agreements entered into by the Initial Owner and/or certain third parties, and the Company (if applicable), on the Reconstitution Date with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Reconstitution as set forth in Section 3.18.

Reconstitution Date:  Each date on which any or all of the Mortgage Loans purchased pursuant to this Agreement shall be reconstituted as part of a Reconstitution pursuant to Section 3.18.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Amount:  With respect to any Remittance Date, an amount equal to, subject to Section 1.02, (i) the Principal Remittance Amount (if any) for such Remittance Date, plus (ii) the Accrued Interest for such Remittance Date, minus (iii) any amounts payable to the Company pursuant to Section 3.07 that are not taken into account in the adjustment of Accrued Interest pursuant to Section 1.02.

Remittance Date:  The 18th day of any month, beginning in the month following the month in which the Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following.

REO Acquisition:  The acquisition by the Company on behalf of the Initial Owner of any REO Property pursuant to Section 3.12.

REO Property:  A Mortgaged Property acquired by the Owner or the Company on behalf of the Owner through foreclosure or deed in lieu of foreclosure.

Request for Release:  A request for release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

Second Lien:

With respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan: A Mortgage Loan secured by a lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  As to any Mortgage Loan, a Person that executed a Seller’s Agreement applicable to such Mortgage Loan.

Seller’s Agreement:  An agreement for the origination and sale of Mortgage Loans in the form referred to in the Program Guide or in such other form as has been approved by the Company.

Servicer:  As defined in Section 9.03(c)

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan, the annual fee, payable monthly to the Company out of the interest portion of the Monthly Payment or other amounts as set forth in the Agreement received on each Mortgage Loan.

Servicing Fee Rate:  As defined in the Reference Agreement.

Standard & Poor’s:  Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subservicing Agreement:  The written contract between the Company and a Subservicer as may be amended from time to time.

Subservicing Fee:  The annual fee, payable monthly to the Subservicer out of the interest portion of the Monthly Payment received on each Mortgage Loan.

Subservicing Fee Rate:  As to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule as the “SUBSERV FEE”.

Successor Servicer:  Any successor master servicer appointed pursuant to Section 8.01.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction or Agency Transfer.

Section 1.02

Calculations Respecting Accrued Interest.

(a)

The Accrued Interest on any Remittance Date shall be reduced by the amount of any Prepayment Interest Shortfalls with respect to that Remittance Date (to the extent not offset by the Company with a payment of Compensating Interest).

(b)

In the event that the Liquidation Proceeds with respect to any Mortgage Loan (net of amounts payable or reimbursable therefrom pursuant to Sections 3.07(iii) and 3.07(iv)) are less than the Principal Balance of such Mortgage Loan, together with one month’s interest thereon at the applicable Mortgage Loan Remittance Rate, the Accrued Interest on the Remittance Date in the next succeeding month shall be reduced by the amount of such insufficiency.  In the event that such Liquidation Proceeds exceed the sum of the Principal Balance of such Mortgage Loan plus one month’s interest thereon at the applicable Mortgage Interest Rate, such excess shall be payable to the Owner.

(c)

In the event that any amount or amounts shall be withdrawn from amounts attributable to the Mortgage Loans on deposit in the Custodial Account pursuant to clauses (ii), (iii) (other than for servicing compensation), (iv), (v), (vi), (vii), (viii) or (ix) of Section 3.07 and the related withdrawal or withdrawals shall not be reflected in any adjustment required pursuant to subsections (a) and (b) above, the Accrued  Interest on the immediately succeeding Remittance Date shall be reduced by the total of such amounts so withdrawn to the extent such amounts would result in a shortfall of Accrued Interest.

(d)

In the event that as of the end of any Due Period, due to acquisition of title to the underlying Mortgaged Property through foreclosure or acceptance of a deed in lieu of foreclosure, application of the Servicemembers Civil Relief Act or similar legislation or regulations as in effect from time to time, a Debt Service Reduction, a Deficient Valuation, or losses or delinquencies on Mortgage Loans, less than the full amount of the interest portion of the Monthly Payment at the Mortgage Loan Remittance Rate due on the Due Date in such Due Period on any Mortgage Loan is deposited in the Custodial Account and no Monthly Advance is made or required to be made in respect thereof, the Accrued Interest on the immediately succeeding Remittance Date shall be reduced by the amount of such insufficiency.

(e)

In the event that on or in the month of any Due Date (after adjustment for the Subservicing Fee and the Servicing Fee) more than one month’s interest at the applicable Mortgage Loan Remittance Rate on the Principal Balance of any Mortgage Loan is deposited in the Custodial Account as a result of late recoveries of interest in respect of which no Monthly Advance was made in respect of such amount, the Accrued Interest on the immediately succeeding Remittance Date shall be increased by the amount of such excess.

(f)

All references to the Principal Balance of any Mortgage Loan in this Section 1.02 are to the Principal Balance of such Mortgage Loan as of the close of business on the Remittance Date immediately preceding the Remittance Date in respect of which the Accrued Interest thereon is being adjusted pursuant to the applicable subsection of this Section 1.02 or, in the case of the first Remittance Date, as of the Cut-off Date.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files.

(a)

The Company, simultaneously with the execution and delivery of the Reference Agreement, shall hereby sell, transfer and assign, without recourse (subject to the terms of this Agreement), to the Initial Owner the Ownership Interest comprising all the right, title and interest of the Company in and to the Mortgage Loans, including all interest at the applicable Mortgage Loan Remittance Rate, principal received on or due with respect to the Mortgage Loans after the Cut-off Date set forth in the applicable Reference Agreement (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and all Prepayment Charges on a servicing retained basis.

(b)

In connection with the Company’s assignment of the Mortgage Loans to the Initial Owner pursuant to the Reference Agreement, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Initial Owner for such purpose, five Business Days before the related Closing Date, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i)

The original Mortgage Note, endorsed in blank by the Company without recourse, and showing an unbroken chain of endorsements from the originator thereof to the Company or an original lost note affidavit from the related Seller or the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;  Notwithstanding the foregoing, not more than one percent (1.00%) of the Mortgage Loans, or such greater percentage as may be mutually agreed upon by the parties hereto, measured by the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, will have lost note affidavits.

(ii)

The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii)

Unless the Mortgage Loan is registered on the MERS® System, an unrecorded original Assignment of the Mortgage from the Company in blank;

(iv)

The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Company (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon;

(v)

The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement;

(vi)

if the Mortgage Note, the Mortgage, any Assignment of Mortgage, or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign; and

(vii)

the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

In the event that the Company has been notified by the Custodian that it has delivered to the Custodian any Mortgage Note endorsed in blank or Assignment of Mortgage in blank by a party other than the Company, the Company shall, or shall cause the Custodian to, prior to the related Closing Date, complete the endorsement of the Mortgage Note and Assignment of Mortgage into the name of the Company and deliver an endorsement in blank by the Company and an Assignment of the Mortgage from the Company in blank.

(c)

Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver on the related Closing Date the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.  The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with Section 2.01(b).

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Company further agrees that it will, at the Owner’s request and the Company’s sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Owner by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold.  The Company further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(d)

Any documents required to be delivered to the Custodian by the Company pursuant to this Section 2.01 which are in the possession or control of the Company or a Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage Loans are and shall be held by the Company, either directly or through the related Subservicer, in trust for the benefit of the Owner.

(e)

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company.  The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner.

(f)

The Company shall maintain in its credit file for each Mortgage Loan the original lender’s title insurance policy in the form of an ALTA mortgage title insurance policy, containing each of the endorsements required by FNMA and insuring the Owner and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan or, if the original lender’s title insurance policy has not been issued, the irrevocable commitment to issue the same.

(g)

With respect to any Mortgage Loan as to which the Company delivers to the Custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Mortgage Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, the Company will be obligated to repurchase the Mortgage Loan at the Purchase Price in the manner set forth in Section 2.04, below and indemnify the Owner for any reimbursable expenses of the Servicer or Subservicer, or losses, liabilities and expenses of the Owner due solely to such absence.

Section 2.02

Acceptance by the Initial Owner.  The Initial Owner, upon its receipt of the Initial Trust Receipt (as found on Exhibit One of the Custodial Agreement attached hereto as Exhibit B) from the Custodian acknowledges receipt by the Custodian as the duly appointed agent of the Owner of the documents referred to in Section 2.01 above and declares that the Custodian, as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian, as its agent, in trust for the use and benefit of the Initial Owner and any other future Owner.  The Custodian, being so obligated under a Custodial Agreement, shall, for the benefit of the Owner, review each Mortgage File delivered to it within 45 days after the Closing Date to ascertain that all required documents have been executed and received, and that such documents relate to the Mortgage Loans identified in the related Mortgage Loan Schedule, and deliver to the Owner a certificate (the “Interim Certification”) to the effect that all documents required to be delivered pursuant to Section 2.01(b) have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification.  Pursuant to the Custodial Agreement, the Custodian shall notify the Owner and the Company if any document or documents constituting a part of the Mortgage File are missing or defective in respect of the items reviewed by it pursuant to the Custodial Agreement.  The Owner shall notify the Company and the Custodian of any such omission or defect which it finds in respect of any Mortgage Loan.  If such omission or defect materially and adversely affects the interests of the Owner, the Company shall either (i) correct or cure such omission or defect in respect of such Mortgage Loan or (ii) purchase at the Purchase Price such Mortgage Loan from the Owner in either case, within 120 days from the date the Company was notified of such omission or defect and indemnify the Owner for any reimbursable expenses of the Servicer or Subservicer, or losses, liabilities and expenses of the Owner due solely to such omission or defect.  Such Purchase Price shall be deposited by the Company in the Custodial Account.  Upon receipt by the Owner of written notification of such deposit signed by an officer of the Company, the Custodian shall release to the Company, or its designee, the related Mortgage File and the Owner shall execute and deliver at the Company’s cost and expense such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee any Mortgage Loan released pursuant hereto.  The obligation of the Company to cure any material and adverse omissions or defects with respect to any Mortgage Loan or to purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists and to indemnify the Owner for any reimbursable expenses of the Servicer or Subservicer, or losses, liabilities and expenses of the Owner due solely to such omission or defect, shall constitute the sole remedy respecting such defect or omission available to the Owners.

Section 2.03

Assignment of Mortgage Loans.  The Initial Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage Loans in whole but not in part and designate any person to exercise any rights of the Owner hereunder with respect to the Mortgage Loans, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to the Mortgage Loans; provided, however, that (i) the Mortgage Loans shall at all times be subject to the terms of this Agreement; and (ii) the Company shall be required to provide not more than three separate reports, in aggregate, to the Initial Owner, and any assignee or designee with respect to each Mortgage Pool; and provided further, however, that the Company shall be given written notice at least thirty (30) days prior to the first Remittance Date that would occur after any such assignment shall be effective.  Prior to assigning its interests under this Agreement, the Owner shall deliver a copy of this Agreement to such assignee or designee.  No sale or transfer of the Mortgage Loans or assignment of this Agreement shall be binding upon the Company for any purpose under this Agreement unless the Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company (with a copy to the Custodian) an assignment and assumption agreement in the form of Exhibit E annexed hereto and the Company has acknowledged such agreement.  No sale of the Mortgage Loans shall be made to any employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a “Plan”) or to any person or entity that is investing on behalf of or with “plan assets” of any Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include “plan assets” of any Plan), unless the Owner’s prospective assignee provides the Company with a certification or Opinion of Counsel or both, which establishes to the Company’s satisfaction that such disposition will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code.  The Company shall not be required to pay any costs or expenses incurred in connection with obtaining such Opinion of Counsel.  The Company may require that such prospective assignee certify to the Company in writing the facts establishing that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.

The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law.  No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If an Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Owner desiring to effect the disposition, and the Owner’s prospective transferee, certify to the Company in writing the facts surrounding the disposition.  Unless the Company requests otherwise, such certification of facts shall be in the form of an assignment and assumption agreement annexed hereto as Exhibit E.  In the event that such certification of facts does not on its face establish that registration or qualification is not required, the Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification.  Any such Opinion of Counsel shall not be an expense of the Company.  The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage Loans without registration or qualification.

Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by the Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of the Owner hereunder with respect to such Mortgage Loans, and the Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement.  For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as the Owner of such Mortgage Loans.  The Company shall not be responsible for expenses incurred by the Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

Section 2.04

Representations and Warranties of the Company.

(a)

The Company hereby represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

(i)

The Company is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement, and is duly licensed in each state in which the failure to be licensed will have a material adverse affect on the ability of the Company to perform its obligations under this Agreement;

(ii)

The execution and delivery of this Agreement by the Company and its performance and compliance with the terms of this Agreement will not violate the Company’s Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets;

(iii)

The Company has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Initial Owner, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)

The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v)

No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi)

The Company will comply in all material respects in the performance of this Agreement;

(vii)

No information, certificate of an officer, statement furnished in writing or report delivered by the Company to the Initial Owner will contain any untrue statement of a material fact;

(viii)

The Company is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS;

(ix)

The performance of the Company’s obligations under this Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

(x)

Each Mortgage Loan was originated by a Seller that was in good standing with the Company as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Company;

(xi)

The electronic data file listing the Mortgage Loans and characteristics thereof provided to the Initial Owner by the Company prior to the Closing Date is true and correct in all material respects

(xii)

The Company has complied with all anti-money laundering laws and regulations currently in effect and applicable to it;

(xiii)

The Company is an approved seller/servicer for Fannie Mae and Freddie Mac, in good standing with Fannie Mae and Freddie Mac and HUD, and is a Mortgagee approved by the Secretary of HUD pursuant to Section 203 of the National Housing Act;

(xiv)

The consideration received by the Company upon the sale of the Mortgage Loans constitutes fair consideration and reasonably equivalent value for such Mortgage Loans; and

(xv)

The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Company is not transferring any Mortgage Loan with any intent to hinder, delay or defraud any of its creditors.

(b)

The Company further represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein, unless otherwise specified in the Reference Agreement:

(i)

The information identified on Exhibit A to the Reference Agreement and set forth in the Mortgage Loan Schedule and the information set forth on the Final Loan Listing, with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct, in all material respects, at the date or dates respecting which such information is furnished;

(ii)

No action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan has taken place or any incident or action that would give rise to a claim or alleged claim of any action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan has taken place on the part of any Person including, without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained or any pool insurance policy covering such Mortgage Loan;

(iii)

Each Primary Insurance Policy insures the named insured and its successors and assigns, and the issuer of the Primary Insurance Policy is an insurance company whose claims-paying ability is currently acceptable to any nationally recognized rating agency;

(iv)

Immediately prior to the assignment of the Mortgage Loans to the Initial Owner, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation), and no action has been taken or failed to be taken by the Company that would materially adversely affect the enforceability of any Mortgage Loan or the interests therein of any holder of the Mortgage Loans;

(v)

No Mortgage Loan was 30 or more days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

(vi)

Subject to clause (v) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan.  With respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage;

(vii)

There is no delinquent tax or assessment lien against any Mortgaged Property and there are no delinquent insurance premiums, leasehold payments, assessments or other outstanding charges against any Mortgaged Property;

(viii)

No Mortgagor has any right of offset, defense or counterclaim as to the related Mortgage Note or Mortgage except as may be provided under the Servicemembers Civil Relief Act;

(ix)

There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiv) below;

(x)

Each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect thereto and the Company knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property;

(xi)

Each Mortgage Loan as of the time of its origination and as of the Closing Date complied in all material respects with all applicable local, state and federal laws, including, but not limited to, all applicable predatory, abusive and fair lending laws;

(xii)

Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (A) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (B) by summary foreclosure, if available under applicable law, and (C) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xiii)

With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the Company to the trustee under any Mortgage that is a deed of trust;

(xiv)

Unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate and/or a certificate of title guaranty has been obtained, each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix) and (xxix) of this Section 2.04(b) and, with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate has been provided in accordance with Fannie Mae servicing practices and procedures.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  The Seller, its successors and assigns, is the sole insured of such lender’s title insurance policy and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property and against encroachments by or upon the Mortgaged Property or any interest therein.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xv)

The Company has no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards on, in or that could affect any of the Mortgaged Property. The Mortgaged Property is in compliance with all local, State or federal law or regulation designed to protect the health and safety of the occupants of the Mortgaged Property;

(xvi)

All buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies providing coverage in an amount not less than the lesser of (i) 100% of the insurable value of all improvements to the Mortgaged Property as established by the property insurer and (ii) the outstanding principal balance of the Mortgage Loan with respect to each first lien Mortgage Loan, as long as it equals the 80% of the insurable value of the improvements required to compensate for damage or loss on a replacement cost basis.  All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified as a special flood hazard area by the Secretary of the United States Housing and Urban Development or the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(xvii)

No Mortgage Loan is secured by a leasehold estate;

(xviii)

The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS;

(xix)

No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

(xx)

With respect to each Mortgage Loan, the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxi)

The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xxii)

Except with respect to each Mortgage Loan originated under a “streamlined” refinance mortgage loan program (through which no new or updated appraisals of Mortgaged Properties are obtained in connection with the refinancing thereof) and each Second Lien Mortgage Loan, the Mortgage File contains a full appraisal of the related Mortgaged Property which was on appraisal form 1004 or form 2055 with an interior inspection and was made and signed, prior to the approval of the Mortgage Loan application, by an appraiser who meets the Appraiser Requirements and the minimum requisite qualifications of Fannie Mae and Freddie Mac for appraisers, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to Fannie Mae and Freddie Mac, with such riders as are acceptable to Fannie Mae and Freddie Mac and shall not be an automated valuation model appraisal.  With respect to each Second Lien Mortgage Loan, to the extent an appraisal of the Mortgaged Property was required under the Program Guide, the appraisal was on an appraisal form acceptable under the Program Guide and the appraisal was made by an appraiser who satisfied the minimum qualifications for an appraiser specified in the Program Guide;

(xxiii)

To the best of the Company’s knowledge, any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

(xxiv)

Each Mortgage Loan was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (B) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (C) by a mortgage broker or correspondent lender in a manner such that the Mortgage Backed Securities would not fail to qualify as “mortgage related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

(xxv)

All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxvi)

Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights;

(xxvii)

Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xxviii)

To the best of the Company’s knowledge, no Mortgagor has filed for relief under the Servicemembers Civil Relief Act or any similar state laws;

(xxix)

Each Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, (C) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (D) with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Company has full right to sell and assign the same to the Owner;

(xxx)

No Mortgage Loan secured by a property located in the State of Georgia was originated on or after October 1, 2002  and before March 7, 2003;

(xxxi)

None of the Mortgage Loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as “high cost” or “covered” loans (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) or “high risk home” or “predatory” loans under any applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans with high interest rates, points and/or fees);

(xxxii)

No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) or has an “annual percentage rate” or “total points and fees” payable by the borrower (as each such term is defined under HOEPA) that equal or exceed the applicable thresholds defined under HOEPA (Section 32 of Regulation Z, 12 C.F.R. Section 226.32(a)(1)(i) and (ii));

(xxxiii)

No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Charge beyond the three year term following the origination of the Mortgage Loan.  No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Charge beyond the five-year term following the origination of the Mortgage Loan;

(xxxiv)

The Company has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxv)

Article XVI, Section 50(a)(6) of the Texas Constitution is not applicable to the Mortgage Loan or the origination thereof.  If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

(xxxvi)

With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan;

(xxxvii)

No Mortgage Loan has a Loan-to-Value Ratio greater than 95.00% or a  Combined Loan-to-Value Ratio greater than 95.00%;

(xxxviii)

The Mortgage Interest Rate for each Adjustable Rate Mortgage Loan adjusts in accordance with the related Mortgage Note.  With respect to each Adjustable Rate Mortgage Loan, on each Adjustment Date, the Mortgage Interest Rate shall be adjusted to equal the Index plus the Gross Margin, subject to the Periodic Interest Rate Cap, if any, and the Lifetime Interest Rate Cap as set forth in the respective Mortgage Note and the Mortgage Loan Schedule.  None of the Adjustable Rate Mortgage Loans contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable rate mortgage loan to a fixed rate mortgage loan;

(xxxix)

The Mortgagor is a natural person or a trust that conforms to the Fannie Mae Selling Guide;

(xl)

With respect to each Mortgage Loan, the Mortgage Note is payable in Monthly Payments, which, (A) in the case of a Fixed Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period, after which the Monthly Payments are sufficient to fully amortize the remaining principal balance over the remaining term thereof) and to pay interest at the related Mortgage Interest Rate, (B) in the case of an Adjustable Rate Mortgage Loan (other than with respect to a Mortgage Loan identified on the related Mortgage Loan Schedule as an interest-only Mortgage Loan during the interest-only period, after which the Monthly Payments are sufficient to fully amortize the remaining principal balance over the remaining term thereof), are changed on each Adjustment Date, and, subject to the Periodic Interest Rate Cap, if any, and the Lifetime Interest Rate Cap as set forth in the respective Mortgage Note and the Mortgage Loan Schedule, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate assuming no further interest rate changes and (C) in the case of a Balloon Loan, are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate.  No Balloon Loan has an original stated maturity of less than seven (7) years.  The Index for each Adjustable Rate Mortgage Loan is as defined in the related Mortgage Loan Schedule.  With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an interest-only Mortgage Loan, the interest-only period shall not exceed the period specified on the Mortgage Loan Schedule and following the expiration of such interest-only period, the remaining Monthly Payments shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan;

(xli)

No Mortgage Loan provides for negative amortization;

(xlii)

The origination and collection practices used by the Company with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry;

(xliii)

The Mortgage Loan has been serviced by the Company and any predecessor servicer in accordance with all applicable laws, rules and regulations and the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan), if any, all such payments are in the possession or under the control of the Company or the Subservicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made, and no escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under any Mortgage or the related Mortgage Note;

(xliv)

No Mortgage Loan is subject to bankruptcy, foreclosure, insolvency, reorganization, or similar proceeding;

(xlv)

The Mortgage Loan was underwritten in accordance with the underwriting standards of the Company in effect at the time the Mortgage Loan was originated or purchased by the Company, and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

(xlvi)

No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade in or exchange of a Mortgaged Property;

(xlvii)

At origination and as of the Closing Date, the Mortgaged Property was lawfully occupied under applicable law and all inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.  No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation;

(xlviii)

Interest on each Mortgage Loan is calculated on the basis of a 360 day year consisting of twelve 30 day months;

(xlix)

Each Mortgage Loan that is a first lien on the related Mortgaged Property is covered by a valid and transferable tax service contract;

(l)

Each Mortgage Loan that is a first lien on the related Mortgaged Property is covered by a valid and transferable flood zone service contract;

(li)

Each Mortgagor at the time of origination had a Credit Score at least equal to the minimum Credit Score as set forth in the related Reference Agreement;

(lii)

The Mortgage Loan Documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorize such Prepayment Charges to be collected, such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan Documents and all applicable federal, state and local laws (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure);

(liii)

No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, property or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(liv)

No Mortgage Loan originated on or after November 7, 2004 is secured by a Mortgaged Property located in the State of Massachusetts that is a refinance Mortgage Loan ;

(lv)

With respect to each Mortgage Loan which is a Second Lien, (i) except as otherwise disclosed to the Owner in writing, the related first lien does not provide for negative amortization and is not an adjustable rate option Mortgage Loan and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

(lvi)

Each Mortgage Loan secured by a Mortgaged Property located within the "Pilot Program Area" in Cook County in the State of Illinois was originated in compliance with Illinois Public Act 94-280 (Illinois H.B. 4050), known as the Predatory Lending Database Pilot Program Act (765 ILCS 77/70)). The term "Pilot Program Area" refers to the following zip codes: 60620, 60621, 60623, 60628, 60629, 60632, 60636, 60638, 60643, and 60652. Every such Mortgage Loan, regardless of the originator, recorded on or after September 1, 2006, was validly recorded with the Cook County Recorder of Deeds along with either a Certificate of Compliance or Exempt Certificate issued by the Illinois Department of Financial and Professional Regulation as a cover sheet. No material changes were made to any such Mortgage Loan from the time that the loan file was submitted to the Illinois Department of Financial and Professional Regulation for a Certificate of Compliance or Exempt Certificate until the date of settlement; and

(lvii)

With respect to any Mortgage Loan that is secured in whole or in part by an interest in manufactured housing, upon the origination of each such Mortgage Loan such manufactured housing unit either (i) will be the principal residence of the Mortgagor or (ii) will be classified as real property under applicable state law.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 and Section 4 of the Reference Agreement shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Owner, notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by either the Company or the Owner of a breach of any of the representations and warranties in this Section 2.04 or Section 4 of the Reference Agreement which materially and adversely affects the interest of the Owner in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other.  Within 60 days of its discovery or its receipt of notice of any such breach, or such longer period as may be mutually agreed upon by the parties hereto, the Company shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Purchase Price.  The Purchase Price for the repurchased Mortgage Loan shall be deposited by the Company in the Custodial Account and, upon receipt by the Owner of such Purchase Price, the Owner shall cause the Custodian to promptly deliver the related Mortgage File to the Company.  The Company shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Owner, as applicable, and shall pay all costs and expenses reasonably incurred by the Owner in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS.  It is understood and agreed that the obligation of the Company to cure such breach or to so purchase such Mortgage Loan as to which such a breach has occurred and is continuing and to indemnify the Owner as provided in Section 5.01 shall constitute the sole remedy respecting such breach available to the Owner. The indemnification obligation of the Company set forth herein shall survive the termination of this Agreement notwithstanding any applicable statute of limitations, which the Company hereby expressly waives.  Notwithstanding anything to the contrary contained herein, it is understood by the parties hereto that a breach of the representations and warranties made in Sections 2.04(b)(xi), (xxvii), (xxx), (xxxi), (xxxii), (xxxiii), (xxxvi), (liii) or (lvii) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Owner therein.

Section 2.05

Representations, Warranties and Covenants of the Initial Owner.  The Initial Owner hereby represents and warrants to, and covenants with, the Company that as of the Closing Date:

(i)

The Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state.  The Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law.  The Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.  The Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company.  Neither the Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii)

The Initial Owner is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii)

The Company and Initial Owner have executed this Agreement, the Reference Agreement and the Custodial Agreement contemporaneously with the sale of the Mortgage Loans by the Company to the Initial Owner and the transfer of the purchase price by the Initial Owner to the Company; and

(iv)

The Initial Owner has the full power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, the Reference Agreement and the Custodial Agreement, has duly authorized the execution and delivery of this Agreement, the Reference Agreement and the Custodial Agreement, and this Agreement, the Reference Agreement and the Custodial Agreement each constitute the legal, valid and binding obligation of the Initial Owner, enforceable against it in accordance with their respective terms.

Section 2.06

Protection of Confidential Information and Consumer Information.

(a)

The Owner agrees that the Sellers are customers of the Company and that the relationships between the Company and such Sellers are confidential (the “Confidential Information”).  The Owner agrees that it shall not directly solicit the Sellers of Mortgage Loans for the purpose of purchasing loans similar to the Mortgage Loans from any such Seller following the Closing Date unless (i) such a relationship already exists between the Owner or its affiliates and such Seller, (ii) such a purchase of a mortgage loan is established by a broker or agent of the Owner, which agent or broker is acting independently, and neither the Owner nor its affiliates have provided such broker or agent with any Confidential Information, or (iii) such a purchase of a mortgage loan is in the Owner’s ordinary course of business and is not based on the use of Confidential Information.  The Owner and the Company shall keep confidential and shall not, without the Company’s or Owner’s prior written consent, divulge to any party the price paid by the Owner for the Mortgage Loans, except to the extent that it is appropriate for the Owner or the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental or regulatory agencies.

(b)

The Owner agrees that the Owner (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall promptly, but in any event within two Business Days of the discovery of any actual or suspected breach of the confidentiality of Consumer Information, notify the Company of such actual or suspected breach.

The Owner shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of the Owner’s failure to perform the obligations set forth in this Section 2.06(b).

(c)

The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall promptly, but in any event within two Business Days of the discovery of any actual or suspected breach of the confidentiality of Consumer Information, notify the Owner of such actual or suspected breach.

The Company shall indemnify, defend and hold the Owner harmless from and against any loss, claim or liability the Owner may suffer by reason of the Company’s failure to perform the obligations set forth in this Section 2.06(c).

(d)

The agreements under this Section 2.06 shall survive any termination of this Agreement.

Section 2.07

First Payment Default

If the related Mortgagor is thirty (30) days or more delinquent, as determined in accordance with the Office of Thrift Supervision delinquency reporting method, with respect to the first Monthly Payment under a Mortgage Loan after the Cut-off Date, the Company shall, at the Owner’s option, repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof; provided that the Company shall not be required to repurchase such Mortgage Loan if it can demonstrate to the Owner’s reasonable satisfaction within thirty (30) days of such reported delinquency that the related Mortgagor timely made all payments required of the Mortgagor but such payment was otherwise misapplied; and provided further, that the Owner shall request a repurchase from the Company pursuant to this Section 2.07 no later than one hundred twenty (120) days after the date the Owner is notified of such payment default.

Section 2.08

 Prepayment-in-Full Premium Recapture.  In the event that any Mortgage Loan is prepaid in full within one (1) month following the related Closing Date, the Company shall remit to the Owner on the next Remittance Date following receipt of notice from the Owner of a prepayment-in-full, an amount equal to the product of (i) the excess of the related purchase price percentage over 100% and (ii) the Principal Balance of such prepaid Mortgage Loan as of the related Closing Date.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01

Company to Act as Servicer

The Company shall act as master servicer, and in such capacity shall service and administer the Mortgage Loans in accordance with this Agreement and the Program Guide, and in connection therewith shall follow such procedures as it would employ in its good faith business judgment which are normal and usual in its general mortgage servicing activities for mortgage loans similar to the Mortgage Loans, and as if the loans were owned by the Company.  The Company shall have full power and authority to the extent provided herein, acting alone and/or through the Subservicer as provided in Section 3.02, to do or cause to be done any and all things which it may deem necessary or desirable in connection with such servicing and administration.  The Company will perform its duties and obligations as master servicer hereunder in accordance with all applicable laws in all material respects.  The Owner shall furnish the Company and any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Company to service and administer the Mortgage Loans.  The Company will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis in accordance with the Program Guide.

Section 3.02

Agreements Between Company and Subservicer

The Company may enter into one or more Subservicing Agreements with one or more Subservicers for the servicing and administration of the Mortgage Loans.  Each Subservicer shall be approved by the Company as a servicer in accordance with the terms and conditions of the Program Guide and shall be entitled to receive and retain the Subservicing Fee in respect of the related Mortgage Loans.  References in this Agreement to actions taken or to be taken by the Company in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Company.  Each Subservicing Agreement will be upon such terms and conditions as are required or permitted by the Program Guide and are not inconsistent with this Agreement.  Any Subservicing Agreement shall be deemed to be between the Subservicer and the Company alone and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as hereinafter set forth in this Section 3.02.

The Company further is authorized and empowered by the Owner, in its own name or in the name of the Subservicer, when the Company believes it appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Owner any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Owner and its successors and assigns.  The cost of any such registration, removal, assignment or re-recording shall be paid by the Owner.

The Company shall be entitled to terminate any Subservicing Agreement that may exist and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Company or the Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Company, and the Company shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

The Company shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of a Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer, which shall be a Fannie Mae or Freddie Mac approved seller/servicer in good standing. In the event that the Company’s responsibilities and duties under this Agreement are terminated hereunder with cause or if the Company resigns in accordance with Section 5.03, and if requested to do so by the Owner, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer effective as of the date of termination of the Company.  In such event, the Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Owner.

For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when a Subservicer has received such payments notwithstanding that such amounts are remitted to the Company after such date.

In the event the Company shall for any reason no longer be the master servicer of the Mortgage Loans hereunder, the Successor Servicer appointed pursuant to Section 8.01, if any, shall thereupon assume all of the rights and obligations of the Company under each Subservicing Agreement that may have been entered into, unless the Subservicer is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Company hereunder by a successor servicer pursuant to Section 8.01 of this Agreement, it is understood and agreed that the Company’s rights and obligations under any Sub-Servicing Agreement then in force between the Company and a Subservicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Subservicer.

The Company shall, upon the reasonable request of the Owner, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

The Servicing Fee payable to any such successor servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

Section 3.03

Collection of Certain Mortgage Loan Payments and Liquidation of Mortgage Loans

The Company shall undertake to collect all payments called for under the terms and provisions of the Mortgage Loans in accordance with the servicing standards set forth in Section 3.01.  Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge and (ii) only upon determining that the coverage of such Mortgage Loan by the related mortgage insurance policy if any, will not be affected, extend the Due Dates for the Monthly Payments due on a Mortgage Note in accordance with the Program Guide.

The Company shall not waive (or permit a Subservicer to waive) any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the Prepayment Charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. Subject to the above, in no event will the Company waive (or permit a Subservicer to waive) a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.  If a Prepayment Charge is waived, but does not meet the standards described above, then the Company is required to pay the amount of such waived Prepayment Charge to the Owner at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Notwithstanding any other provisions of this Agreement, any payments made by the Company in respect of any waived Prepayment Charges pursuant to this Section shall be deemed to be paid outside of and not part of any REMIC.

Section 3.04

Principal and Interest Accounts

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more principal and interest accounts in accordance with the Program Guide.  All principal and interest accounts described in this section shall be Eligible Accounts. The Subservicer will generally be required to deposit into such accounts all proceeds of Mortgage Loans received by the Subservicer, less its servicing compensation, and remit such amounts to the Company as described in the Subservicing Agreement.

Section 3.05

Escrow Accounts

In addition to the principal and interest account described in Section 3.04, the Company shall cause each Subservicer pursuant to the related Subservicing Agreement to establish and maintain one or more escrow accounts for the benefit of the Company and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, mortgage insurance policy premiums, if applicable, and comparable items for the account of the Mortgagors.  All escrow accounts described in this section shall be Eligible Accounts.

With respect to each Mortgage Loan, the Company shall maintain, or cause each Subservicer to maintain, accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy and LPMI Policy premiums and fire and hazard insurance coverage and shall obtain, or cause each Subservicer to obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the related escrow account which shall have been estimated and accumulated by the Company or the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for escrow payments, the Company or Subservicer shall cause any such payments to be made at the time they first become due.

Section 3.06

Custodial Account

The Company shall establish and maintain one or more Custodial Accounts, which may be interest bearing accounts.  The Custodial Account shall be an Eligible Account.  The Company shall not commingle funds required to be deposited in the Custodial Account with any other funds.  The Company shall give notice to the Owner of the location of the Custodial Account when established and prior to any change thereof.  Except as otherwise set forth below, the following payments and collections shall be deposited therein (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date): (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans, net of the Subservicing Fee or any portion of the Servicing Fee payable to the Subservicer; (iii) all Insurance Proceeds and Liquidation Proceeds; (iv) any Monthly Advances; (v) all proceeds of any Mortgage Loan repurchased pursuant to Sections 2.01(c), 2.02, 2.04 and clause (iii) of Section 7.01; (vi) any amounts required to be deposited pursuant to the first paragraph of Section 3.08; (vii) all payments on account of interest on the Mortgage Loans, including Prepayment Charges.

With respect to Liquidation Proceeds, Insurance Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.01(c), 2.02 and 2.04 received in any calendar month, the Company may elect to treat such amounts as included in the Principal Remittance Amount for the Remittance Date in the month of receipt, but is not obligated to do so.  If the Company so elects, such amounts will be deemed to have been received on the last day of the month prior to the receipt thereof.

The Company or its designees may transfer the related Custodial Account or the related escrow account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be unreasonably withheld.  In any case, the Custodial Account shall be an Eligible Account.

Section 3.07

Permitted Withdrawals From the Custodial Account

The Company may, from time to time as provided herein, make withdrawals from the Custodial Account for the following purposes:

(i)

to make payments to the Owner in the amounts and in the manner provided for in Section 4.01;

(ii)

to reimburse itself for Monthly Advances, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made;

(iii)

to reimburse itself as to any Liquidated Mortgage Loan from related Liquidation Proceeds for related Monthly Advances, Insured Expenses and Liquidation Expenses, and to reimburse itself for any unpaid servicing compensation on such Liquidated Mortgage Loan;

(iv)

to reimburse itself as to any Mortgage Loan which became an REO Property, from related Liquidation Proceeds for related Insured Expenses and Liquidation Expenses;

(v)

(a) to pay to itself as servicing compensation any interest earned on or investment income with respect to funds in the Custodial Account and (b) to pay to itself as to each Mortgage Loan the Servicing Fee, and to the related Subservicer the Subservicing Fee if not retained by the Subservicer;

(vi)

to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.01(c), 2.02 and 2.04 all amounts received thereon and not required to be distributed to the Owner;

(vii)

to reimburse itself for any Nonrecoverable Monthly Advance or to reimburse itself for any Liquidation Expenses not previously recovered pursuant to subclauses (iii) and (iv) above;

(viii)

to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 5.01;

(ix)

to reimburse itself for any other expenses incurred and reimbursable to it pursuant to Section 3.03 or Section 3.12; and

(x)

to clear the Custodial Account of all amounts on deposit therein attributable to the Mortgage Loans upon the termination of this Agreement.

Section 3.08

Permitted Instruments.  The depository institution at which the Custodial Account has been established may at the direction of the Company, invest the funds in the Custodial Account in Permitted Instruments, which shall mature not later than the Remittance Date next following the date of such investment.  Subject to Section 3.16, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds without any right of reimbursement immediately as such losses are realized.  As used herein, Permitted Instruments shall include the following:

(i)

obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

repurchase obligations with respect to any security described in clause (i) above maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by any nationally recognized rating agency in its highest short-term rating available;

(iii)

federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a depository institution holding company system, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by any nationally recognized rating agency in its highest short-term rating available; and provided further that, if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign bank or trust company shall exceed 30 days, the short-term rating of such institution shall be rated by any nationally recognized rating agency in its highest short-term rating available;

(iv)

commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has a remaining maturity of not more than 30 days and has been rated by any nationally recognized rating agency in its highest short-term rating available;

(v)

a money market fund or a qualified investment fund rated by any nationally recognized rating agency in its highest short-term rating available; and

(vi)

other obligations or securities that are acceptable to any nationally recognized rating agency as a Permitted Instrument, as evidenced in writing.

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.  References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor’s and Fitch and Aaa in the case of Moody’s, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor’s, P-1 in the case of Moody’s and either A-1 by Standard & Poor’s, P-1 by Moody’s or F-1 by Fitch in the case of Fitch.

Section 3.09

Primary Insurance Policies

The Company shall not take any action which would result in non-coverage under any applicable mortgage insurance policy or any loss which, but for the actions of the Company, would have been covered thereunder.  To the extent coverage is in full force and effect on the Mortgage Loans as of the Cut-off Date, the Company shall keep or cause to be kept in full force and effect each such mortgage insurance policy until the principal balance of the related Mortgage Loan is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%. The Company shall pay or cause the premium for each mortgage insurance policy to be paid on a timely basis.  The Company shall maintain Primary Insurance Policies to the extent required by, and in accordance with, the Program Guide.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself, and the Owner, claims to the insurer under any Primary Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Company under any Primary Insurance Policy or LPMI Policy shall be deposited in the related Custodial Account.

Section 3.10

Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)

The Company shall cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage and flood insurance in accordance with the Program Guide.  Any amounts applied to the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company’s normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07.  In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10(a) and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  In connection with its activities as administrator and servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself and the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)

The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Company’s officers and employees and other persons acting on behalf of the Company in connection with its activities under this Agreement.  The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in addition to other mortgage loans being serviced and administered by the Company.

Section 3.11

Enforcement of Due-On-Sale Clauses.

(a)

When any Mortgaged Property is conveyed, the Company shall declare such Mortgage Loan due and payable and shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage in accordance with the Program Guide, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy.  Notwithstanding the foregoing:

(i)

the Company shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption which the Company is restricted by law from preventing; and

(ii)

if the Company determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Company shall not be required to enforce the due-on-sale clause or to contest such action.

(b)

Subject to the Company’s duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Owner, or if an instrument of release signed by the Owner is required releasing the Mortgagor from liability on the Mortgage Loan, the Company is authorized, with a fully executed power of attorney by the Owner in each instance, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Owner, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person.  The Company shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any related insurance policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any related Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Company’s or the Subservicer’s good faith determination) adversely affect the collectability of the Mortgage Loan.  Upon receipt of appropriate instructions from the Company in accordance with the foregoing, the Custodian shall execute any necessary instruments for such assumption or substitution of liability as directed by the Company.  Upon the closing of the transactions contemplated by such documents, the Company shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Custodian and deposited with the Mortgage File for such Mortgage Loan.  Any fees collected by the Company or the related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Company or such Subservicer as additional servicing compensation.  The Company shall notify the Owner, in writing, of any such assumption, modification, supplement or substitution of liability with respect to any Mortgage Loan and the date thereof.

(c)

The Company or the related Subservicer, as the case may be, shall, with the Owner’s prior written consent in each instance, be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. Any fee collected by the Company or the related Subservicer for processing such a request will be retained by the Company or such Subservicer as additional servicing compensation.

(d)

Subject to any other applicable terms and conditions of this Agreement, the Company shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Custodian and Company with  a “Certification,” substantially in the form attached hereto as Exhibit F,: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which as assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with , or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan.  Upon approval of such assignment in lieu of satisfaction with respect to any Mortgage Loan, the Company shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Company shall treat such amount as a Full Prepayment with respect to such Mortgage Loan for all purposes hereof.

Section 3.12

Realization Upon Defaulted Mortgage Loans

(a)

The Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03. In connection with such foreclosure or other conversion, the Company shall, consistent with this Agreement, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.  The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Owner after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.07.  In the event of a determination by the Company pursuant to this Section 3.12(a), the Company shall be entitled to reimbursement of its funds so expended pursuant to Section 3.07.  The Company shall be responsible for all other costs and expenses incurred by it in any such proceeding; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.07.

(b)

Any proceeds collected by the Subservicer and received by the Company with respect to any Mortgage Loan, including without limitation, Insurance Proceeds, Liquidation Proceeds or any other proceeds realized with respect to the sale of the Mortgage Loan (other than any such amounts relating to REO Property) shall be applied as follows:  first, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances with respect to such Mortgage Loan and servicing advances and expenses incurred by the Subservicer and the Company with respect to such Mortgage Loan in accordance with the Program Guide and this Agreement, including without limitation, taxes, assessments and hazard insurance premiums; second, to pay to the Company any unpaid Servicing Fees and Subservicing Fees owed with respect to the related Mortgage Loan; third, to pay to the Owner an amount equal to accrued and unpaid interest on the Principal Balance of such Mortgage Loan at the Mortgage Loan Remittance Rate to the Due Date prior to the Remittance Date on which such amounts are to be distributed; fourth, to pay to the Owner an amount equal to the Principal Balance of such Mortgage Loan; and fifth, to pay to the Owner any amounts remaining.

Section 3.13

Owner to Cooperate; Release of Mortgage Files

(a)

Upon becoming aware of the payment in full of any Mortgage Loan or upon the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Owner and the Custodian by delivering to the Owner and the Custodian a Request for Release.  Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to release the related Mortgage File to the Company.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to funds attributable to the Mortgage Loans on deposit in the Custodial Account.

(b)

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company will deliver to the Owner and the Custodian a Request for Release.  Upon receipt of such Request for Release, the Owner shall promptly cause the Custodian to deliver the related Mortgage File, as requested, to the Company.  The Company shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially.

Section 3.14

[Reserved].

Section 3.15

REO Property

In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale to the REO Property shall be taken in the name designated by the Owner of the related Mortgage Loan on the date (the “Acquisition Date”) on which such Mortgaged Property becomes an REO Property, provided, however, that title to the REO Property shall not be taken in the name of the Company unless the Company has obtained an Opinion of Counsel satisfactory to it from an attorney duly licensed to practice law in the State where the REO Property is located to the effect that the Company shall not suffer any adverse tax, financial, regulatory or licensing consequences as a result of obtaining record title to the REO property.  The Person or Persons other than the Owner holding record title to an REO Property shall acknowledge in writing that such title is being held as nominee for the Owner.

The Company by itself or through an affiliate shall manage or cause the Subservicer to manage the REO Property in accordance with the terms and provisions of the Program Guide and in a manner that is consistent with the manner in which it would manage its own property, and in a manner that is in the best interests of the Owner.  Any proceeds collected by the Subservicer after the Acquisition Date with respect to the REO Property, including without limitation, insurance, liquidation or any proceeds realized with respect to the sale or rental of the REO Property (collectively, the “Cash Receipts”) shall be promptly applied as follows:  First, to pay the commission of the broker, if any, who introduced the purchaser of the REO Property to the Subservicer; Second, to reimburse the Subservicer and the Company for all unreimbursed Monthly Advances and pre and post Acquisition Date cash outlays made by the Subservicer and the Company (or such affiliate) with respect to such REO Property in accordance with the Program Guide, including without limitation, taxes, assessments and hazard insurance premiums; and Third, to pay a management fee to the Company in an amount equal to the greater of (a) $125 per month for each month which has expired since the Acquisition Date, and (b) $1,000.  All Cash Receipts remaining thereafter shall be distributed to the Owner on the Remittance Date which occurs in the month following the sale of the REO Property.

Upon prior written notice to the Company, the Owner shall have the right, but not the obligation, to request the transfer of servicing of any Mortgaged Property that becomes an REO property from the Company to the Owner, or as otherwise designated by the Owner.  Such notice shall be provided within 30 days of the Mortgaged Property becoming an REO property.  All unreimbursed Monthly Advances and pre and post Acquisition Date cash outlays made by the Subservicer and the Company (or any affiliate) with respect to such REO property shall be deducted from the Remittance Amount, on any subsequent Remittance Date until reimbursed in full.  Such transfer shall occur 10 Business Days after the date of such written notice or such date as is mutually agreeable to the Company and the Owner.  After the date of such transfer, the Company shall have no further obligation hereunder to service or remit funds with respect to such REO Property.

The Company shall report monthly and use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Company and the Owner hereby agree that the Subservicer shall be relieved of its obligation, as set forth in the Program Guide, to advance to the Company on the 18th day of the month following the Acquisition Date uncollected principal and net interest with respect to the Mortgage Loan relating to the REO Property.

Section 3.16

Compensating Interest.  Notwithstanding any other provisions contained herein, the amount of servicing compensation that the Company shall be entitled to receive for its activities hereunder for the period ending on each Remittance Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Remittance Date.  Such reduction shall be applied during such period as follows:  first, to any Servicing Fee or Subservicing Fee to which the Company is entitled pursuant to Section 3.07, and second, to any income or gain realized from any investment of funds held in the Custodial Account to which the Company is entitled pursuant to Section 3.08.  In making such reduction, the Company (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.07, and (ii) will not withdraw from the Custodial Account any such amount to which it is entitled pursuant to Section 3.08.

Section 3.17

Filing Requirements

In the event that the Mortgage Loans in a Mortgage Pool are transferred by the Owner directly or indirectly to a securitization trust (a "Securitization Trust"), other than pursuant to Section 3.18(a), then, upon request of the Owner or any other person as specified in the related pooling and servicing agreement or similar agreement (and except as otherwise specified therein), the Company shall cause the servicing officer in charge of servicing of the Company to execute and deliver a certification (the "Backup Certification") in the form attached hereto as Exhibit H in connection with such Securitization Trust, not later than March 20 of each calendar year following the first fiscal year of the Securitization Trust; provided that such Backup Certification shall no longer be required if periodic reports under the Securities Exchange Act of 1934 are no longer required with respect to the Securitization Trust.

Section 3.18

Securitization.

(a)

The Company and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect either one or more Securitization Transactions.  The Owner and the Company agree that in connection with the completion of a Securitization Transaction, the Company shall:

(i)

provide the Owner with an Officer’s Certificate on behalf of the Company that restates as of the Reconstitution Date all representations and warranties made by the Company pursuant to Section 2.04(a) of this Agreement and to restate the representations and warranties made by the Company in Section 2.04(b) as of the Closing Date on which such Mortgage Loans were purchased by the Initial Owner pursuant to this Agreement, together with any additional reasonable representations and warranties which may be required by the rating agencies in connection with the Securitization Transaction, which shall be mutually agreed upon by the Company and the Owner and shall be standard representations and warranties for Securitization Transactions involving mortgage loans similar to the Mortgage Loans and shall not impose any additional obligations or liabilities on the Company than are set forth in this Agreement;

(ii)

cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and if the Company is required to be a party to any of the Reconstitution Agreements, execute any Reconstitution Agreement, subject to the provisions of this Section 3.18, and subject to the mutual agreement between the Owner and the Company as to the terms thereof, within a reasonable period of time, but in no event shall any prior notice and request to execute a Reconstitution Agreement be made to the Company less than ten (10) days prior to the date such Reconstitution Agreement is to be executed;

(iii)

provide to any master servicer or trustee, as applicable, and/or the Owner, as of a recent date prior to the Securitization Transaction, any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Owner, trustee or a master servicer shall reasonably request as to the related Mortgage Loans and that is customary information for a Securitization Transaction;

(iv)

agree to service the Mortgage Loans in accordance with the requirements of the Securitization Transaction, including, without limitation, servicing the Mortgage Loans in accordance with the requirements of the applicable Agency if the Securitization Transaction is to an Agency, or servicing the Mortgage Loans in accordance with the requirements of the private label securitization if the Securitization Transaction is to a private label securitization; provided that no such servicing requirements shall impose any additional obligations or liabilities on the Company than are set forth in this Agreement unless mutually agreed upon by the Company and the Owner;

(v)

deliver to the Owner an Opinion of Counsel with respect to the enforceability of the Reconstitution Agreement against the Company, it being understood that the cost of any Opinion of Counsel for outside counsel shall be the responsibility of the Owner, subject to Section 3.18(b); and

(vi)

provide all other assistance reasonably requested by the Owner in connection with effectuation and completion of the Securitization Transaction.

With respect to any Securitization Transaction, the Owner shall be entitled to include in any disclosure document information provided by the Company as required by the rating agencies, and the Company acknowledges and agrees that the related investors will be permitted to rely on such information.  The Company shall indemnify the Owner for any untrue statement of any material fact contained in such information, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  In addition, the Owner shall indemnify the Company and its affiliates for any untrue statement of any material fact contained in other information contained in any disclosure document, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)

The Owner shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including auditor and legal fees) incurred in connection with any Securitization Transaction; provided, however, that all amounts required to be paid by the Owner pursuant to this clause (b) shall be subject to the prior notice and approval of the Owner, such approval not to be unreasonably withheld; and provided, further, that such legal fees for the first such Securitization Transaction shall not exceed $20,000 and shall not exceed $10,000 for any additional Securitization Transaction.

(c)

All Mortgage Loans not sold or transferred pursuant to Section 2.03 or a Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 3.19

Credit Risk Advisor

The Owner may in its discretion designate an entity to act as credit risk advisor for the Mortgage Loans; provided that (a) the credit risk advisor shall have no control over the servicing activities of the Company under the related pooling and servicing agreement, (b) the credit risk advisor must execute a confidentiality agreement and other documentation customarily used by the Company in connection with similar transactions, in forms acceptable to the Company in its reasonable discretion, and (c) the Company shall not be required to alter its computer programs or customary servicing practice without the Company’s consent or to incur any expenses to provide such reports in any manner that is inconsistent with the Company’s reporting procedures as of the date hereof, unless the Owner shall reimburse the Company for the costs associated with such customized reports.

Section 3.20

Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Monthly Payment on the related payment adjustment date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note.  If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original index is no longer available, the same index will be used with respect to each Mortgage Note that requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.  The Company shall promptly upon written request thereof, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments.

Section 3.21

Superior Liens.

With respect to each Second Lien Mortgage Loan, the Company shall, for the protection of the Owner’s interest, file (or cause to be filed) of record a request for notice of any action by a superior lienholder where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption.  The Company shall also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall take whatever actions are necessary to protect the interests of the Owner, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code.  The Company shall make a Servicing Advance of the funds necessary to cure the default or reinstate the superior lien if the Company determines that such Servicing Advance is in the best interests of the Owner.  The Company shall not make such a Servicing Advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan.

If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the related Cut-off Date, then the Company, in its capacity as servicer, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

1.

the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

2.

the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

3.

the loan evidencing the refinanced senior lien is not subject to negative amortization.

ARTICLE IV

PAYMENTS TO THE OWNER

Section 4.01

Distributions

  On each Remittance Date the Company shall distribute to the Owner of record on the next preceding Record Date in immediately available funds (by wire transfer), to the account of such Owner in accordance with the wire instructions set forth in, or provided to the Company in accordance with, Section 8.04, the Remittance Amount payable to such Owner.

Section 4.02

Statements to the Owner

  Concurrently with each distribution charged to the Custodial Account, the Company shall forward by mail to the Owner, and deliver to the Owner via electronic format (which shall be provided in Excel format and delivered via email to DBWholeLoanOps@List,DB.com), a statement setting forth certain information in respect of the Mortgage Loans including:

(i)

the amount, if any, of such distribution allocable to principal and/or interest;

(ii)

the amount of related servicing compensation received by the Company and the Subservicer and such other customary information as the Owner reasonably requests to enable the Owner to prepare its tax returns to the extent reasonably available to the Company;

(iii)

the number and aggregate Principal Balance of the Mortgage Loans at the close of business on such Remittance Date after giving effect to all distributions allocable to principal made on such Remittance Date, including, for this purpose, the Principal Balances of all Mortgage Loans purchased pursuant to Section 2.02 or 2.04 the proceeds of which are being distributed on such Remittance Date;

(iv)

on the basis of the most recent reports furnished to it by the Subservicer, the number and aggregate principal balances of Mortgage Loans in each Mortgage Pool delinquent (a) one month, (b) two months, (c) three or more months, and (d) the number and aggregate balance of Mortgage Loans that are in foreclosure;

(v)

the number and aggregate balance of REO Properties; and

(vi)

the Pass-Through Rate for such Remittance Date.

Within a reasonable period of time after the end of each calendar year, the Company shall furnish to the Owner a statement containing the information set forth in clauses (i) and (ii) above aggregated for such calendar year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Code as from time to time in force.

Section 4.03

Distribution Reports; Monthly Advances by the Company

  Prior to the close of business on the Business Day next succeeding each Determination Date, the Company shall forward by mail to the Owner, and deliver to the Owner via electronic format (which shall be provided in Excel format and delivered via email to DBWholeLoanOps@List.DB.com), a statement to the Owner setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal of and interest on the Mortgage Loans.  Prior to such time as title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, on or before each Remittance Date, the Company shall either (i) deposit in the Custodial Account an amount equal to the Monthly Advance, if any, or (ii) cause to be made an appropriate entry in the records of the Custodial Account that funds in such account that are being held for future distribution or withdrawal or which do not belong to the Owner have been used by the Company in discharge of any such Monthly Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance.  Any funds being held for future distribution to the Owner and so used shall be replaced by the Company by deposit in the Custodial Account on the next Remittance Date.  No Monthly Advance shall be required to be made hereunder by the Company if such Monthly Advance would, if made, constitute a Nonrecoverable Monthly Advance.  The determination by the Company that it has made a Nonrecoverable Monthly Advance or that any proposed Monthly Advance, if made, would constitute a Nonrecoverable Monthly Advance, shall be evidenced by an Officers’ Certificate delivered to the Owner.

Section 4.04

Reports and Returns to be Filed by the Company

  The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

ARTICLE V

THE COMPANY

Section 5.01

Liability of the Company and Others.  The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless or negligent disregard of obligations and duties hereunder.  The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  Notwithstanding the foregoing, the Company shall indemnify the Owner for any loss or liability incurred by such Owner arising (i) from any breach of warranty or representation of the Company made herein that materially and adversely affects the interests of the Owner or (ii) by reasons of willful misfeasance, bad faith or negligence of the Company in the performance of its duties hereunder or by reason of reckless or negligent disregard of its obligations and duties hereunder.  The Owner shall indemnify the Company for any loss or liability incurred by the Company arising from any breach of the Agreement by the Owner, including any breach of warranty or representation of the Owner made herein that materially and adversely affects the interests of the Company.

The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its discretion undertake any such legal action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable or reimbursable out of the Custodial Account as provided by Section 3.07 and, notwithstanding any other provision hereof, distributions pursuant to Section 4.01 shall be reduced accordingly.

Section 5.02

Merger or Consolidation of the Company.  The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, but subject to the qualifications for a Successor Servicer pursuant to Section 8.01.

Section 5.03

Company Resignation; Assignment of Agreement.  The Company may assign this Agreement or resign from the obligations and duties hereby imposed on it upon 60 days prior written notice to the Owner.  No assignment shall be effective unless the assignee satisfies the qualifications for a Successor Servicer pursuant to Section 8.01.  Upon the Company’s resignation, and except as otherwise provided in this Agreement, the Company’s responsibilities, duties, rights and obligations shall terminate, including its right to receive the Servicing Fee for servicing the Mortgage Loans and the Owner shall either assume the responsibilities, duties, rights and obligations of the Company or appoint a Successor Servicer.  No such resignation shall become effective until a successor which satisfies the requirements of Section 8.01 and is mutually acceptable to the Company and the Owner has assumed the Company’s duties hereunder, unless a determination has been made that the Company’s duties hereunder are no longer permissible under applicable law.  The Owner shall have the right to assign this Agreement pursuant to Section 2.03.

Section 5.04

Compliance with REMIC Provisions.  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such an action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 5.05

Right to Examine Company Records.  The Owner, or its designee, shall have the right to examine and audit any of the related books, records or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.  The Owner shall pay its own travel expenses and any other costs and expenses incurred by the Owner and the Company associated with such examination.

The Company shall provide to the Owner and any supervisory agents or examiners which may relate to the Owner access to any documentation regarding the Mortgage Loans which may be required by any applicable regulations, including but not limited to any disaster recovery/business continuity plan and/or any measures taken by the Company to protect Consumer Information.  Such access shall be afforded without charge, upon reasonable request, upon five Business Days prior written notice, during normal business hours and at the offices of the Company, all in accordance with applicable federal government regulations.

ARTICLE VI

DEFAULT

Section 6.01

Events of Default of the Company.  Event of Default, wherever used herein, means any one of the following events:

(i)

the Company shall fail to remit to the Owner any payment required to be made under the terms of this Agreement and such failure shall continue unremedied for a period of one Business Day after the date upon which written notice or oral notice (promptly confirmed in writing) of such failure, requiring such failure to be remedied, shall have been given to the Company by the Owner; or

(ii)

the Company shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Agreement as it relates to the Owner and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Owner; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv)

the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of the property of the Company; or

(v)

the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)

the Company ceases to be approved by either Fannie Mae or Freddie Mac (to the extent such entities are then operating in a capacity similar to that in which they operate on the date of this Agreement) as a mortgage loan servicer; or

(vii)

any rating agency lowers the Company’s servicing rating anytime after the date of this Agreement by more than two rating levels; or

(viii)

failure by the Company to duly perform, within the required time period, its obligations under Sections 3.14 or 3.17 which failure continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans.

If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner by notice in writing to the Company, may terminate all of the rights and obligations of the Company under this Agreement other than its right to receive servicing compensation for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and may exercise any and all other remedies available at law or equity; provided, however, that any liability of the Company under this Agreement arising prior to such termination shall survive. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement shall, in accordance with Section 8.01, pass to and be vested in the Owner or the Successor Servicer appointed pursuant to Section 8.01.  If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the owner thereof.

Section 6.02

Waiver of Defaults.  The Owner may waive such default by the Company in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default, as defined in Section 6.01, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

TERMINATION

Section 7.01

Termination.  The obligations and responsibilities of the Company hereunder shall terminate upon the earlier of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in the Mortgage Pool and the remittance of all funds due hereunder or (ii) by mutual consent of the Company and the Owner in writing.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01

Successor to the Company.  Any successor servicer appointed as provided herein (the “Successor Servicer”) shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and (iii) have a servicer rating from each rating agency no lower than one rating level below the servicer rating of the Servicer as of the date hereof, and shall execute, acknowledge and deliver to the Company and the Owner an instrument accepting such appointment, whereupon such Successor Servicer shall succeed to the rights and obligations of the Company under the Subservicing Agreements and shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company with like effect as if originally named as a party to this Agreement.  The Successor Servicer shall promptly deliver a copy of any such instrument to the Custodian. In connection with the termination or resignation of the Company as servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the Successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the Successor Servicer.  The Company shall file or cause to be filed any such assignment in the appropriate recording office.  The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 8.02

Entire Agreement; Amendment.  This Agreement may be amended from time to time by the Company and the Owner by written agreement signed by the Company and the Owner.  This Agreement shall constitute the entire agreement between the parties.

Section 8.03

Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.04

Notices.  All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by overnight courier to (a) in the case of the Company, Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: Structured Finance, and Residential Funding Company, LLC, 2255 N. Ontario Street, Suite 400, Burbank, California 91504, Attention: Servicing Manager and/or such other address as may hereafter be furnished to the Owner in writing by the Company, (b) in the case of the Initial Owner, 60 Wall Street, New York, New York 10005, Attention: Anilesh Ahuja, or such other address or addresses as may hereafter be furnished to the Company in writing by the Initial Owner, (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Owner, and (d) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 Tenth Avenue Southeast, Minneapolis, Minnesota  55414, Attention: Mortgage Document Custody, or such other address or addresses as may hereafter be furnished to the Company in writing by the Custodian.

Distributions that may be made by wire transfer pursuant to Section 4.01 shall be made in accordance with the wire instructions provided in the Reference Agreement or in accordance with such other instructions as may hereafter by furnished to the Company in writing by the Owner, provided that such instructions have been received by the Company prior to the Record Date.

Section 8.05

Severability of Provisions

If any provision of this Agreement or the Reference Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining provisions of this Agreement and the Reference Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Reference Agreement.

Section 8.06

No Partnership

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owner.

Section 8.07

Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 8.08

Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 5.03, this Agreement shall inure to the benefit of and be binding upon the Company and the Owner and their respective successors and assigns.  The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile.  The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.  The original documents shall be promptly delivered, if requested.

Section 8.09

Nonsolicitation.  From and after the Closing Date, the Company agrees that it will not take any action or cause any action to be taken by any of its employees, agents or affiliates, or by any independent contractors acting on the Company’s behalf, to solicit in any manner whatsoever any Mortgagor to prepay or refinance a Mortgage Loan.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, or segments thereof, provided that no segment shall consist primarily of the borrowers or obligors under the Mortgage Loans, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 8.09.

Section 8.10

Reference Agreement.  In the event of any conflict between the terms of this Agreement and the related Reference Agreement, the Reference Agreement shall control.

Section 8.11

Closing Documents.  On or before the initial Closing Date, the Company shall submit to the Initial Owner fully executed originals of the following documents: (i) an Assistant Secretary’s Certificate in the form of Exhibit J, hereto, including all attachments thereto, (ii) an Opinion of Counsel to the Company, in the form of Exhibit K hereto, and (iii) an Opinion of Counsel to the Company with respect to the enforceability of the Agreement against the Company.

Section 8.12

Third Party Beneficiary.   For purposes of this Agreement, including but not limited to Article IX, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

ARTICLE IX

Section 9.01

Intent of the Parties; Reasonableness.

The Owner and the Company acknowledge and agree that the purpose of Article IX of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Owner or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.  Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and, in each case, the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) and the Sarbanes-Oxley Act. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of established and evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Owner and any Master Servicer to deliver to the Owner (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Owner, the Master Servicer or any Depositor to permit the Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.  In the event of any conflict between Article IX and any other term or provision in this Agreement, the provisions of Article IX shall control.

The Owner (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required to comply with Regulation AB.

Section 9.02

Additional Representations and Warranties of the Company.

(a)

The Company hereby represents to the Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 9.03 that, except as disclosed in writing to the Owner, such Master Servicer or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any default by the Company as a Servicer; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization due to a servicing default; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no changes to the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Company, any Subservicer or any Third-Party Originator that are material to investors in the related Securitization Transaction; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)

If so requested by the Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Section 9.03, the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 9.03

Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (i) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

(a)

If so requested by the Owner or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)

the originator’s form of organization;

(ii)

a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)

a description of any legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Company, each Third-Party Originator and each Subservicer that would be material to investors in the related Securitization Transaction; and

(iv)

a description of any affiliation or relationship, as described in Item 1119 of Regulation AB, between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)

the sponsor;

(2)

the depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material transaction party.

(b)

If so requested by the Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Owner or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Owner or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Owner or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

(c)

If so requested by the Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1111, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)

the Servicer’s form of organization;

(ii)

a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(A)

whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B)

the extent of outsourcing the Servicer utilizes;

(C)

whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(D)

whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, due to a servicing default; and

(E)

such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)

a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv)

information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v)

a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during the three-year period immediately preceding the related Securitization Transaction, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi)

a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii)

a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(viii)

information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(ix)

a description of any legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Servicer that would be material to investors in the related Securitization Transaction;

(x)

historical delinquency information with respect to the Mortgage Loans since origination of the Mortgage Loans; and

(xi)

a description of any affiliation or relationship, as described in Item 1119 of Regulation AB, between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)

the sponsor;

(2)

the depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material transaction party.

(d)

For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, for so long as the Depositor is required to file reports under the Exchange Act with respect to a Securitization Transaction, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator that would be material to investors in the related Securitization Transaction, (B) any affiliations or relationships of the type described in Item 1119 of Regulation AB that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Company, and (E) the Company’s entry into a material agreement after the applicable closing date with a Subservicer or Subcontractor to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e)

As a condition to the succession to the Company or any Subservicer as servicer or subservicer of at least 10% of the pool assets or sub-pool assets in a Securitization Transaction under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Owner and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with the Depositor’s reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)

any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)

material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)

information regarding any material pool asset changes (such as additions, substitutions or repurchases) (Item 1121(a)(14) of Regulation AB).

(g)

The Company shall provide to the Owner, any Master Servicer and any Depositor, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement, publicly available financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

Section 9.04

Servicer Compliance Statement.

On or before March 15 of each calendar year, commencing in 2007, the Company shall deliver to the Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 9.05

Report on Assessment of Compliance and Attestation.

(a)

With respect to each Mortgage Loan that is sold into a Securitization Transaction, on or before March 15 of each calendar year, commencing in 2007, the Company shall:

(i)

deliver to the Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit M hereto;

(ii)

deliver to the Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)

cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 9.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, an annual compliance certificate as and when provided by Section 9.04, to deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv)

if requested by the Owner, any Depositor or any Master Servicer not later than February 1 of the calendar year in which such certification is to be delivered, deliver, and cause each Subservicer and Subcontractor described in clause (iii) above to deliver, to the Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit L.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  Neither the Owner, any Depositor or any Master Servicer will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)

Each assessment of compliance provided by a Subservicer pursuant to Section 9.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit M hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 9.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 9.06.

Section 9.06

Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer “participating in the Servicing function” within the meaning of Item 1122 of Regulation AB, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor “participating in the Servicing function” within the meaning of Item 1122 of Regulation AB, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a)

It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Sections 9.02, 9.03(c), (e), (f) and (g), 9.04, 9.05 and 9.07 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.03(d) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 9.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 9.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 9.05 as and when required to be delivered.

(b)

It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance reasonably satisfactory to the Owner, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(c)

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Sections 9.05 and 9.07 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 9.05, in each case as and when required to be delivered.

Section 9.07

Indemnification; Remedies.

(a)

The Company shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)

(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided in written or electronic form under this Article IX by or on behalf of the Company, or provided under this Article IX by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)

any breach by the Company of its obligations under this Article IX, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article IX, including any failure by the Company to identify pursuant to Section 9.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)

any breach by the Company of a representation or warranty set forth in Section 9.02(a) or in a writing furnished pursuant to Section 9.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)

the negligence bad faith or willful misconduct of the Company in connection with its performance under this Article IX.

provided, however, that in no event, other than with respect to any indemnification obligations of the Company relating to any Company Information provided by the Company for inclusion in the any prospectus, prospectus supplement, or any private placement memorandum, or in any amendment or supplement thereto, in a Securitization Transaction, will the Company be liable for any consequential or punitive damages pursuant to this Section 2.07, even if advised of the possibility of such damages.

The Initial Owner shall indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, a “Company Indemnified Party;” together with the Owner Indemnified Parties, the “Indemnified Parties”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement contained or alleged to be contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission arose out of or was based upon any information or statement, other than the Company Information, in a filing with the Commission.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)

(i)

Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article IX, or any breach by the Company of a representation or warranty set forth in Section 9.02(a) or in a writing furnished pursuant to Section 9.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer, in accordance with the related securitization agreement, reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)

Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Sections 9.04 or 9.05, including (except as provided in the following paragraph) any failure by the Company to identify pursuant to Section 9.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied after the date on which such information, report, certification or accountants’ letter was required to be delivered shall immediately constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Owner nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)

The Company shall promptly reimburse the Owner (or any designee of the Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

RESIDENTIAL FUNDING COMPANY, LLC

By:  ______________________________
Name:
Title:

DB STRUCTURED PRODUCTS, INC.

By:  ______________________________
Name:
Title:

By:  ______________________________
Name:
Title:

EXHIBIT A

FORM OF REFERENCE AGREEMENT

RESIDENTIAL FUNDING COMPANY, LLC,

the Company,

and

DB STRUCTURED PRODUCTS, INC.,

the Initial Owner

REFERENCE AGREEMENT

Dated as of [_________ 1, 20__]

[Fixed] [Adjustable] Rate Mortgage Loans

Series 20[__]-WH[__]

REFERENCE AGREEMENT

THIS REFERENCE AGREEMENT,

 dated as of [_________ 1, 20__] (the “Reference Agreement”), is hereby executed by and between RESIDENTIAL FUNDING COMPANY, LLC, as seller and master servicer (the “Company”) and DB STRUCTURED PRODUCTS, INC., as initial owner (the “Initial Owner”) under this Reference Agreement and the Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005, as amended and restated to and including December 1, 2006 (as further amended or restated from time to time, the “Standard Terms”), all the provisions of which are incorporated herein and shall be a part of this Reference Agreement as if set forth herein in full (this Reference Agreement together with the Standard Terms so incorporated, the “Agreement”).

PRELIMINARY STATEMENT

The Initial Owner has agreed to purchase from the Company and the Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse (subject to the terms of the Agreement), a 100% undivided Ownership Interest in a pool of Mortgage Loans having an aggregate outstanding principal balance as of the Cut-off Date of $[______________] as described in the Mortgage Loan Schedule attached hereto as Exhibit A.

The Mortgage Loans are [fixed] [adjustable] rate, fully-amortizing mortgage loans with terms to maturity from the date of origination or modification of not more than [30] years.

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

Standard Terms; Designation.

The Company and the Initial Owner acknowledge that the Standard Terms prescribe certain obligations of the Company and the Initial Owner with respect to the Mortgage Loans.  The Company and the Initial Owner each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that the Standard Terms are and shall be a part of this Agreement to the same extent as if set forth herein in full.

The Mortgage Loans are designated generally as the [Fixed] [Adjustable] Rate Mortgage Loans, Series 20[__]-WH[__].

Defined Terms.

In addition to the definitions set forth in Section 1.01 of the Standard Terms, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Closing Date:  [___________ __, 20__].

Cut-off Date:  [___________ __, 20__].

Purchase Price:  As to any Mortgage Loan to be purchased on any date pursuant to Section 2.01(c), 2.02 or 2.04 an amount equal to the sum of (i) a price equal to the Purchase Price percentage used to calculate the Purchase Price, as stated in the related Commitment Letter, times the Principal Balance of the Mortgage Loan so repurchased plus and (ii) interest on such Principal Balance at the applicable Mortgage Loan Remittance Rate (or at (a) the applicable Mortgage Interest Rate less the related Subservicing Fee Rate in the case of a purchase made by a Subservicer; or (b) the applicable Mortgage Interest Rate in the case of a purchase by a Seller) from the Due Date to which interest has last been paid or advanced to the first day of the month following the month of purchase.

Servicing Fee Rate:  As to each Mortgage Loan, an amount equal to 0.05% per annum plus, if such Mortgage Loan is not serviced by a Subservicer at the time of determination, an amount equal to the Subservicing Fee Rate for such Mortgage Loan.

Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Company, simultaneously with the execution and delivery of this Reference Agreement, does hereby sell, transfer and assign, without recourse (subject to the terms of the Agreement), to the Initial Owner the Ownership Interest comprising all of the right, title and interest of the Company in and to the Mortgage Loans, including all documents maintained as part of the related Mortgage Files, any and all Prepayment Charges, all Mortgaged Properties which secure any Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-off Date or otherwise, interest at the applicable Mortgage Loan Remittance Rate and principal received on or due with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) on a servicing retained basis, all other unscheduled collections collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing.  Additionally, in connection with the Company’s assignment to the Initial Owner, and subject to Section 2.01 of the Standard Terms, the Company has delivered to, and deposited with, the Custodian, as the duly appointed agent of the Initial Owner for such purpose, the documents or instruments or copies thereof set forth in Section 2.01(b) of the Standard Terms.

Additional Representations and Warranties of the Company.

The Company hereby represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

(i)

The Mortgage Loans are conventional, [fixed] [adjustable] rate, fully-amortizing, level monthly payment mortgage loans having terms to maturity of not more than [30] years from the date of origination or modification with monthly payments due on the first day of each month, with interest payable in arrears;

(ii)

Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy (a “Primary Insurance Policy”) covering at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 85.00% and 80.01%, and each such Primary Insurance Policy is in full force and effect;

(iii)

No Mortgage Loan provides for deferred interest or negative amortization;

(iv)

None of the Mortgage Loans is a  Buydown Mortgage Loan;

(v)

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS® Glossary which is now Version 5.6 Revised, Appendix E); and

(vi)

No Mortgagor is the obligor on more than two Mortgage Notes.

Wire Instructions.

Distributions that may be made by wire transfer pursuant to Section 4.01 of the Standard Terms shall be made in accordance with the following wire instructions:

Bank:

ABA Number:

Account Name:

Account Number:

Reference:

or in accordance with such other instructions as may hereafter be furnished to the Company in writing by the Owner, provided that such instructions have been received by the Company prior to the Record Date.

Counterparts.

This Reference Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Governing Law.

This Reference Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Amendment.

This Reference Agreement may be amended from time to time by the Company and the Initial Owner by written agreement signed by the Company and the Initial Owner.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

RESIDENTIAL FUNDING COMPANY, LLC

By:__________________________________

Name:________________________________

Title:_________________________________

DB STRUCTURED PRODUCTS, INC.

By:__________________________________

Name:________________________________

Title:__________________________________

By:__________________________________

Name:________________________________

Title:__________________________________

EXHIBIT A

TO THE REFERENCE AGREEMENT

MORTGAGE LOAN SCHEDULE

(1) the Company’s Mortgage Loan identifying number;

(2) the Mortgagor’s first and last name;

(3) the street address of the Mortgaged Property including the city, state and zip code; ((Electronic File Only))

(4) a code indicating whether the Mortgaged Property is owner-occupied;

(5) the type of Residential Dwelling constituting the Mortgaged Property;

(6) the original months to maturity;

(7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(8) the Loan-to-Value Ratio and, if the Mortgage Loan is a Second Lien, the Combined Loan-to-Value Ratio, each at origination;

(9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

(10) the date on which the first Monthly Payment was due on the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the Cut-off Date;

(14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; ((Electronic File Only))

(15) the original principal amount of the Mortgage Loan;

(16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date;

(18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

(20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(22) the Mortgage Interest Rate at origination;

(23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

(25) with respect to each Adjustable Rate Mortgage Loan, the Index;

(26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(28) a code indicating the documentation style (i.e., full, alternative or reduced); (Electronic File Only)

(29) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy or LPMI Policy; and if so, the provider of such insurance, the coverage percentage of such insurance and the fee payable to the provider in respect of such insurance; (Electronic File Only)

(30) the Appraised Value of the Mortgaged Property; (Electronic File Only)

(31) the sale price of the Mortgaged Property, if applicable; (Electronic File Only)

(32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; (Electronic File Only)

(33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.); (Electronic File Only)

(34) the Mortgagor’s debt to income ratio; (Electronic File Only)

(35) (Reserved)

(36) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan; (Electronic File Only)

(37) (Reserved)

(38) (Reserved)

(39) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; and (Electronic File Only)

(40) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (Electronic File Only)

(41) (Reserved)

(42) (Reserved)

(43) the amortized original term to maturity as of the Cut-off Date;

(44) with respect to each Adjustable Rate Mortgage Loan, a code indicating the frequency of adjustment of the related Mortgage Interest Rate;

(45) the number of units in the related Mortgaged Property; (Electronic File Only)

(46) a code indicating whether the related Mortgagor is self-employed; (Electronic File Only)

(47) a code indicating the credit grade; (Electronic File Only)

(48) with respect to each Adjustable Rate Mortgage Loan, the lookback days;

(49) a code indicating whether the Mortgagor is a first-time home buyer;

(50) the race of the Mortgagor and any co-Mortgagor;

(51) [Reserved];

(52) the gender of the Mortgagor and any co-Mortgagor;

(53) [Reserved];

(54) [Reserved];

(55) [Reserved];

(56) the combined monthly debt expense;

(57) the combined monthly income;

(58) [Reserved];

(59) [Reserved];

(60) [Reserved];

(61) APR (Annual Percentage Rate);

(62) HOEPA status flag;

(63) [Reserved];

(64) [Reserved];

(65) a code indicating whether the Mortgage Property is subject to a First Lien or a Second Lien.

The Mortgage Loan Schedule shall set forth the following information in the aggregate, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current principal balance of the Mortgage Loans;

EXHIBIT B

FORM OF CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the “Agreement”), dated as of [_____________ 1, 20__] by and among, RESIDENTIAL FUNDING COMPANY, LLC (together with any successor in interest or successor under the Reference Agreement referred to below, the “Company”), WELLS FARGO BANK, N.A. (together with any successor in interest or any successor appointed hereunder, the “Custodian”) and DB STRUCTURED PRODUCTS, INC. (together with any successors in interest or assignees under the Reference Agreement referred to below, the “Owner”).

W I T N E S S E T H    T H A T:

WHEREAS, the Company and the Owner have entered into that certain Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005, as amended and restated to and including December 1, 2006 (as further amended or restated from time to time, the “Standard Terms Agreement”) and that certain Reference Agreement dated as of [___________ , 20__] relating to the sale by Residential Funding Company, LLC of [Fixed] [Adjustable] Rate Mortgage Loans, Series [20__-WH__] (as in effect on the date of this Agreement and together with the Standard Terms Agreement, the “Original Sale and Servicing Agreement”, and as amended and supplemented from time to time and together with the Standard Terms Agreement, the “Sale and Servicing Agreement”); and

WHEREAS, the Custodian has agreed to act as agent for the Owner for the purposes of receiving and holding certain documents and other instruments delivered by the Company under the Sale and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Owner, the Company and the Custodian hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Sale and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II

CUSTODY OF MORTGAGE DOCUMENTS

Section 2.01

Custodian to Act as Agent; Acceptance of Mortgage Files.

The Custodian, as the duly appointed agent of the Owner for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on Schedule A attached hereto (the “Mortgage Files”) and declares that it holds and will hold the Mortgage Files, in trust, for the use and benefit of all present and future Owners.

Section 2.02

Assignments.

The Mortgage Files contain unrecorded assignments of the Mortgages executed by the Company in blank and the Mortgage Notes endorsed in blank by the Company.  Pursuant to the Sale and Servicing Agreement, the Company shall retain record title to each Mortgage during the term thereof in trust for the Owner as the owner thereof for the sole purpose of servicing the Mortgage Loans and the Custodian shall hold such blank assignments, Mortgage Notes endorsed in blank and the remaining documents included in the Mortgage Files during the term of this Agreement in accordance with the terms hereof.

Section 2.03

Review of Mortgage Files.

(a)

Custodian shall deliver to the initial Owner on each Closing Date an Initial Trust Receipt in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the “Mortgage Loan Schedule”) wherein the Custodian shall state that as to each Mortgage Loan: (i) a Mortgage Note is present and has been endorsed in accordance with the requirements of Section 2 of the Standard Terms Agreement; (ii) each intervening endorsement or intervening assignment of mortgage is present as required by Section 2 of the Standard Terms Agreement; (iii) an Assignment of Mortgage has been delivered in accordance with the requirements of Section 2 of the Standard Terms Agreement; (iv) the Mortgage has been delivered in accordance with the requirements of Section 2 of the Standard Terms Agreement, and based upon such examination of the Mortgage Note only, the information set forth with respect to the Company’s Mortgage Loan identifying number, the Mortgagor’s first and last name, the street address of the Mortgaged Property including the city, state and zip code, the date on which the first Monthly Payment was due on the Mortgage Loan, the stated maturity date, the original principal amount of the Mortgage Loan, with respect to each Adjustable Rate Mortgage Loan, the Gross Margin, the Mortgage Interest Rate at origination, the term of the Prepayment Charge, if any, (or such other items agreed to between the Owner and the Custodian) in the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule.  With respect to each Mortgage Loan, the Custodian shall indicate on the exception report attached to the Initial Trust Receipt whether (i) any of the documents required to be delivered pursuant to Section 2 of the Standard Terms are not present, (ii) the Mortgage delivered pursuant to Section 2 of the Standard Terms Agreement is not a certified copy, and (iii) the power of attorney delivered pursuant to Section 2 of the Standard Terms Agreement is not an original.  Following delivery of an Initial Trust Receipt to the Owner by the Custodian until delivery of a Final Certification by the Custodian with respect to each Mortgage Loan listed on the Mortgage Loan Schedule delivered on each Closing Date, the Custodian shall deliver to the Owner, once a month and, additionally, upon the request of the Owner, an update to the exception report delivered with the Initial Trust Receipt.

(b)

Within 45 days after the Closing Date, the Custodian agrees, for the benefit of Owner, to review each Mortgage File, and shall deliver to the Owner an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Standard Terms Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification.  For purposes of such review, the Custodian shall compare the following information in each Mortgage File to the corresponding information in the Mortgage Loan Schedule: (a) loan number; (b) Mortgagor name; (c) the original Mortgage Loan balance; (d) all documents required to be delivered to it pursuant to Section 2.01(b) of the Standard Terms Agreement are in its possession; (e) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (f) based on its examination and only as to the foregoing documents, the information set forth with respect to the Company’s Mortgage Loan identifying number, the Mortgagor’s first and last name, the street address of the Mortgaged Property including the city, state and zip code, the date on which the first Monthly Payment was due on the Mortgage Loan, the stated maturity date, the original principal amount of the Mortgage Loan, with respect to each Adjustable Rate Mortgage Loan, the Gross Margin, the Mortgage Interest Rate at origination, the term of the Prepayment Charge, if any, (or such items as otherwise agreed to between the Owner and the Custodian) in the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule; (g) each Mortgage Note has been endorsed as provided in Section 2 of this Agreement and each Mortgage has been assigned in accordance with Section 2 of this Agreement; and (h) with respect to each MERS Mortgage Loan, the Custodian has been registered as Custodian and the Owner has been registered as Investor.  If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in respect of the items reviewed as described in this Section 2.3(b), in any material respect, the Custodian shall promptly so notify the Company and the Owner.

In the event that the Company has been notified by the Custodian that it has delivered to the Custodian any Mortgage Note endorsed in blank or Assignment of Mortgage in blank by a party other than the Company, the Custodian shall, at the request of the Company, complete the endorsement of the Mortgage Note and Assignment of Mortgage into the name of the Company and deliver an endorsement in blank by the Company and an Assignment of the Mortgage from the Company in blank within 45 days after the Closing Date as required by Section 2.01 of the Standard Terms Agreement.

(c)

Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Owner a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

Section 2.04

Notification of Breaches of Representations and Warranties.

If the Custodian discovers, in the course of performing its custodial functions, a breach of a representation or warranty made by the Company as set forth in the Sale and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company and the Owner.

Section 2.05

Custodian to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall immediately notify the Custodian by delivering to the Custodian a Request for Release.  Within five (5) Business Days of receipt of such Request for Release, the Custodian shall release the related Mortgage File to the Company.

Upon receipt of a Request for Release from the Company, signed by a servicing officer of the Company, stating that the Company or a Subservicer has made a deposit into the Custodial Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Company the related Mortgage File.

From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any primary insurance policy, mortgage pool insurance policy or special hazard insurance policy, the Company shall deliver to the Custodian a Request for Release.  Upon receipt of the foregoing, the Custodian shall deliver the requested Mortgage File or document to the Company.  The Company shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially.  Immediately upon receipt of any Mortgage File returned to the Custodian by the Master Servicer, the Custodian shall deliver a signed acknowledgement to the Master Servicer, confirming receipt of such Mortgage File.

In addition, upon the written request of the Company, the Custodian will send to the Company copies of any documents contained in the Mortgage File.

Section 2.06

Assumption Agreements.

In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Sale and Servicing Agreement, the Company shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III

CONCERNING THE CUSTODIAN

Section 3.01

Custodian a Bailee and Agent of the Owner.

With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Owner and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or otherwise released from the possession of the Custodian.

The Company shall promptly notify the Custodian in writing if it shall no longer be a member of MERS, or if it otherwise shall no longer be capable of registering and recording Mortgage Loans using MERS.  In addition, the Company shall (i) promptly notify the Custodian in writing when a MERS Mortgage Loan is no longer registered with and recorded under MERS and (ii) concurrently with any such deregistration of a MERS Mortgage Loan, deliver an original Assignment from MERS in blank.

Section 3.02

Indemnification.

The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney’s fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim.  Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.03

Custodian May Own Mortgage Loans.

The Custodian in its individual or any other capacity may become the owner or pledgee of Mortgage Loans with the same rights it would have if it were not Custodian.

Section 3.04

Company to Pay Custodian’s Fees and Expenses.

The Company covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Company will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.05

Custodian May Resign; Company May Remove Custodian.

The Custodian, with 60 days prior notice to the Owner, may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian.  If no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.  The Custodian shall pay for all costs and expenses incurred by the Owner for transferring the files to a successor Custodian if the Custodian resigns.

The Company, with 60 days prior notice to the Owner, and with the Owner’s consent, may remove the Custodian at any time.  In such event, the Company shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7, shall be unaffiliated with the Company, and shall be mutually acceptable to the Company and the Owner.  The Company shall be liable for all expenses incurred by the Owner for transferring the file to another Custodian if the Company removes the Custodian.  In the event that the Owner withholds its consent to the removal of the Custodian and the appointment of a successor that would otherwise meet the criteria set forth in this paragraph, the Owner shall thereafter assume the obligations of the Company to indemnify the Custodian pursuant to Section 3.02 and to pay the Custodian’s fees and expenses pursuant to Section 3.04 of this Custodial Agreement.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian.  The Company shall give prompt notice to the Owner of the appointment of any successor Custodian.

Section 3.06

Merger or Consolidation of Custodian.

Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.07

Representations of the Custodian.

The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01

Notices.

All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.02

Amendments.

No modification or amendment or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.  The Company shall give prompt notice to the Custodian of any amendment or supplement to the Sale and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.03

GOVERNING LAW.

THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 4.04

Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Owner, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Owner.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.05

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the Owner of the Mortgage Loans.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

RESIDENTIAL FUNDING COMPANY, LLC

Address:

8400 Normandale Lake Boulevard

Suite 250

Minneapolis, MN 55437

Series [20__-WH__]

By:  ______________________________
Name:
Title:

WELLS FARGO BANK, N.A.

Address:

Mortgage Document Custody

One Meridian Crossings, Lower Level

Richfield, MN 55423

By:  ______________________________
Name:
Title:

DB STRUCTURED PRODUCTS, INC.

Address:

By:  ______________________________
Name:
Title:

By:  ______________________________
Name:
Title:

STATE OF MINNESOTA

)

)  ss.:

COUNTY OF HENNEPIN

)

On the ____ day of ____________, 20__ before me, a notary public in and for said State, personally appeared _____________, known to me to be an Assistant Vice President of Wells Fargo Bank, N.A., the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[SEAL]

STATE OF MINNESOTA

)

)  ss.:

COUNTY OF HENNEPIN

)

On the ___ day of ____________, 20__ before me, a notary public in and for said State, personally appeared ___________________, known to me to be a Director of Residential Funding Company, LLC, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[SEAL]

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NASSAU

)

On the ___ day of ______________, 20__ before me, a notary public in and for said State, personally appeared _________________, known to me to be a Vice President of DB Structured Products, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

______________________________
Notary Public

[SEAL]

EXHIBIT ONE

FORM OF CUSTODIAN
INITIAL TRUST RECEIPT

__________, ____

DB Structured Products, Inc.

[address]

Attention:  ___________:

Re:

Custodial Agreement dated as of [_________ 1, 20__] by and among Residential Funding Company, LLC, Wells Fargo Bank, N.A. and DB Structured Products, Inc., Residential Mortgage Loans, Series [20__-WH__]

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Sale and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that as to each Mortgage Loan (other than any Mortgage Loan specifically identified on the exception report attached hereto): (i) a Mortgage Note is present and has been endorsed in accordance with the requirements of Section 2 of the Standard Terms Agreement; (ii) each intervening endorsement or intervening assignment of mortgage is present as required by Section 2 of the Standard Terms Agreement; (iii) an Assignment of Mortgage has been delivered in accordance with the requirements of Section 2 of the Standard Terms Agreement; (iv) the Mortgage has been delivered in accordance with the requirements of Section 2 of the Standard Terms Agreement, and based upon such examination of the Mortgage Note only, the information set forth with respect to the Company’s Mortgage Loan identifying number, the Mortgagor’s first and last name, the street address of the Mortgaged Property including the city, state and zip code, the date on which the first Monthly Payment was due on the Mortgage Loan, the stated maturity date, the original principal amount of the Mortgage, with respect to each Adjustable Rate Mortgage Loan, the Gross Margin, the Mortgage Interest Rate at origination, the term of the Prepayment Charge, if any, (or such other items agreed to between the Owner and the Custodian) in the definition of Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information on the Mortgage Loan Schedule.

The Custodian hereby confirms that it is holding each such Mortgage File as agent and bailee of and custodian for the exclusive use and benefit of DB Structured Products, Inc. or its transferee pursuant to the terms of the Custodial Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:  ______________________________
Name:  ______________________________
Title:    ______________________________

EXHIBIT TWO

FORM OF CUSTODIAN
INTERIM CERTIFICATION

_______,____

DB Structured Products, Inc.

[address]

Attention:  ___________:

Re:

Custodial Agreement dated as of [_________ 1, 20__] by and among Residential Funding Company, LLC, Wells Fargo Bank, N.A. and DB Structured Products, Inc., Residential Mortgage Loans, Series [20__-WH__]

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Sale and Servicing Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

The Custodian hereby confirms that it is holding each such Mortgage File as agent and bailee of and custodian for the exclusive use and benefit of DB Structured Products, Inc. or its transferee pursuant to the terms of the Custodial Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:  ______________________________
Name:  ______________________________
Title:  ______________________________

EXHIBIT THREE

FORM OF CUSTODIAN
FINAL CERTIFICATION

__________, ____

DB Structured Products, Inc.

[address]

Attention:  ___________:

Re:

Custodial Agreement dated as of [_________ 1, 20__] by and among Residential Funding Company, LLC, Wells Fargo Bank, N.A. and DB Structured Products, Inc., Residential Mortgage Loans, Series [20__-WH__]

Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:  all required documents referred to in Section 2.01(b) of the Sale and Servicing Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of and custodian for the exclusive use and benefit of DB Structured Products, Inc. or its transferee pursuant to the terms of the Custodial Agreement

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

WELLS FARGO BANK, N.A.

By:  ______________________________
Name:  ______________________________
Title:  ______________________________

SCHEDULE A

MORTGAGE LOAN SCHEDULE

(1) the Company’s Mortgage Loan identifying number;

(2) the Mortgagor’s first and last name;

(3) the street address of the Mortgaged Property including the city, state and zip code; ((Electronic File Only))

(4) a code indicating whether the Mortgaged Property is owner-occupied;

(5) the type of Residential Dwelling constituting the Mortgaged Property;

(6) the original months to maturity;

 (7) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(8) the Loan-to-Value Ratio and, if the Mortgage Loan is a Second Lien, the Combined Loan-to-Value Ratio, each at origination;

(9) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

(10) the date on which the first Monthly Payment was due on the Mortgage Loan;

(11) the stated maturity date;

(12) the amount of the Monthly Payment at origination;

(13) the amount of the Monthly Payment as of the Cut-off Date;

(14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; ((Electronic File Only))

(15) the original principal amount of the Mortgage Loan;

(16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(17) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date;

(18) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

(20) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;

(21) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;

(22) the Mortgage Interest Rate at origination;

(23) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(24) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the related Cut-off Date;

(25) with respect to each Adjustable Rate Mortgage Loan, the Index;

(26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(27) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate Mortgage Loan;

(28) a code indicating the documentation style (i.e., full, alternative or reduced); (Electronic File Only)

(29) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy or LPMI Policy; and if so, the provider of such insurance, the coverage percentage of such insurance and the fee payable to the provider in respect of such insurance; (Electronic File Only)

(30) the Appraised Value of the Mortgaged Property; (Electronic File Only)

(31) the sale price of the Mortgaged Property, if applicable; (Electronic File Only)

(32) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge; (Electronic File Only)

(33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.); (Electronic File Only)

(34) the Mortgagor’s debt to income ratio; (Electronic File Only)

(35) (Reserved)

(36) a code indicating the Credit Score of the Mortgagor at the time of origination of the Mortgage Loan; (Electronic File Only)

(37) (Reserved)

(38) (Reserved)

(39) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; and (Electronic File Only)

(40) a code indicating if the Mortgage Loan is an interest-only Mortgage Loan and, if so, the term of the interest-only period of such Mortgage Loan; (Electronic File Only)

(41) (Reserved)

(42) (Reserved)

(43) the amortized original term to maturity as of the Cut-off Date;

(44) with respect to each Adjustable Rate Mortgage Loan, a code indicating the frequency of adjustment of the related Mortgage Interest Rate;

(45) the number of units in the related Mortgaged Property; (Electronic File Only)

(46) a code indicating whether the related Mortgagor is self-employed; (Electronic File Only)

(47) a code indicating the credit grade; (Electronic File Only);

(48) with respect to each Adjustable Rate Mortgage Loan, the lookback days;

(49) a code indicating whether the Mortgagor is a first-time home buyer;

(50) the race of the Mortgagor and any co-Mortgagor;

(51) [Reserved];

(52) the gender of the Mortgagor and any co-Mortgagor;

(53) [Reserved];

(54) [Reserved];

(55) [Reserved];

(56) the combined monthly debt expense;

(57) the combined monthly income;

(58) [Reserved];

(59) [Reserved];

(60) [Reserved];

(62) HOEPA status flag;

(63) [Reserved];

(64) [Reserved];

(65) a code indicating whether the Mortgage Property is subject to a First Lien or Second Lien.

The Mortgage Loan Schedule shall set forth the following information in the aggregate, as of the related Cut-off Date:

(1) the number of Mortgage Loans;

(2) the current principal balance of the Mortgage Loans;

EXHIBIT C

[RESERVED]

EXHIBIT D

RESERVED

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated _______, among ___________ (“Assignor”), ____________ (“Assignee”) and ____________ (“Company”).

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

With respect to the mortgage loans listed in Schedule A hereto (the “Mortgage Loans”), the Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under that certain Sale and Servicing Agreement, [Fixed] [Adjustable] Rate Mortgage Loans, Series ________ - ________ (the “Servicing Agreement”), dated as of ____________, _________________ by and between the Company and _________________, the Mortgage Loans delivered thereunder by the Company to the Assignor and that certain Custodial Agreement, Series ________ - ________ (the “Custodial Agreement”), dated as of _______________, ____________, by and among the Company, __________________________ and Wells Fargo Bank, N.A., as custodian.

2.

The Assignor warrants and represents to, and covenants with, the Assignee that:

a.

The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Servicing Agreement but free from any other claims and encumbrances;

b.

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement or the Mortgage Loans;

c.

Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement, the Custodial Agreement or the Mortgage Loans; and

d.

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company pursuant to Section 2.03 of the Servicing Agreement that:

a.

The Assignee agrees to be bound, as Owner, by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the Custodial Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Owner thereunder;

b.

The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.  The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the  Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

c.

The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

d.

The Assignee shall indemnify the Company for any loss or liability incurred by the Company arising (i) from any breach of warranty, representation or covenant of the Assignee made herein that materially and adversely affects the interests of the Company or (ii) by reasons of willful misfeasance, bad faith or gross negligence of the Assignee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder; and

e.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreement is:

[Assignee’s address]

Attention:

Telephone:

Fax:

Email:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing Agreement is:

For the account of

ABA#:

A/C#:

A/C Name:

Taxpayer ID#:

4.

From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans.  The Company acknowledges that the Mortgage Loans may become part of a REMIC and the Company shall service the Mortgage Loans in accordance with the Servicing Agreement, the terms of which are incorporated herein by reference, but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).  It is the intention of the Assignor, the Company and the Assignee that the Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

5.

Capitalized words and phrases used but not otherwise defined in this Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Servicing Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
[Name of Assignor]	[Name of Assignee]

By: ______________________________ Name: ______________________________ Title: ______________________________	By: ______________________________ Name: ______________________________ Title: ______________________________

Taxpayer Identification No. ______________________________	Taxpayer Identification No. ______________________________

Company
[Name of Company]

By: ______________________________ Name: ______________________________ Title: ______________________________

Series 2005-[___]

SCHEDULE A

MORTGAGE LOAN SCHEDULE

EXHIBIT F

FORM OF CERTIFICATION

___________, ______

Residential Funding Company, LLC
8400 Normandale Lake Drive
Suite 250
Minneapolis, Minnesota  55437

[Address of Custodian]

Re:

Residential Mortgage Loans,

Series        -            - Assignment of Mortgage Loan

Ladies and Gentlemen:

This letter is delivered to you in connection with the assignment by _________________ (the “Owner”) to (the “Lender”) of (the “Mortgage Loan”) pursuant to Section 3.11(d) of the Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of ____________________, among Residential Funding Company, LLC, as company (the “Company”) and, ____________________, as Initial Owner.  All terms used herein and not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement.  The Lender hereby certifies, represents and warrants to, and covenants with, the Company and the Custodian that:

(i)

the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii)

the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii)

the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv)

such assignment is at the request of the borrower under the related Mortgage Loan.

Very truly yours,

______________________________
(Lender)

By: ______________________________

Name:

______________________________

Title:

______________________________

EXHIBIT G

FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re:

REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Sale and Servicing Agreement Dated:

Series #:

Account #:

Pool #:

Loan #:

MIN#:

Borrower Name(s):

Reason for Document Request: (circle one)

Mortgage Loan Prepaid in Full

Mortgage Loan Repurchased

Mortgage Loan in Foreclosure

“We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Sale and Servicing Agreement.”

______________________________
Residential Funding Company, LLC
Authorized Signature

____________________________________________________________

TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form.  You should retain this form for your files in accordance with the terms of the Sale and Servicing Agreement.

Enclosed Documents:

□    Promissory Note

□    Primary Insurance Policy

□    Mortgage or Deed of Trust

□    Assignment(s) of Mortgage or Deed of Trust

□    Title Insurance Policy

□    Other:

Name

______________________________

Date

______________________________

Title

______________________________

EXHIBIT H

FORM OF BACK-UP CERTIFICATION

The undersigned, a ____________ of Residential Funding Company, LLC (“RFC”), hereby certifies that:

1.

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report delivered pursuant to Section 3.17 of the Agreement (the “Annual Independent Public Accountant’s Servicing Report”) and all final servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans, prepared by the Company as servicer and submitted to the Master Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

2.

Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Company under this Agreement has been provided to the Master Servicer;

3.

I am responsible for reviewing the activities performed by the Company under the Agreement and based upon the review required by this Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report submitted to the Master Servicer, the Company has, as of the date of this certification, fulfilled all its obligations under the Agreement; and

4.

I have disclosed to the Master Servicer and the Company’s certified public accountants all significant deficiencies relating to the Company’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

The Company shall indemnify and hold harmless the Master Servicer and its officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expense arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under Section 3.17 of the Agreement or the negligence, bad faith or willful misconduct of the Company in connection therewith.  If the indemnification provided for herewith is unavailable or insufficient to hold harmless the Master Servicer, then the Company agrees that it shall  contribute to the amount payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Company on the other in connection with a breach of the Company’s obligations under Section 3.17 of the Agreement or the Company’s negligence, bad faith or willful misconduct in connection therewith.

RESIDENTIAL FUNDING COMPANY, LLC

By:_____________________________________

Name:

Title:

Date:

EXHIBIT I

(RESERVED)

EXHIBIT J

ASSISTANT SECRETARY’S CERTIFICATE

I, ________________________, hereby certify that I am the duly appointed  Assistant Secretary of Residential Funding Company, LLC, a Delaware limited liability company (the “Company”), and further certify, on behalf of the Company as follows:

1.

Attached hereto as Attachment I are a true and correct copy of the Certificate of Formation and limited liability company agreement of the Company as are in full force and effect on the date hereof.

2.

Each person who, as an officer or authorized signatory of the Company, signed (a) the Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement (the “Purchase Agreement”), dated as of August 22, 2005, as amended and restated to and including December 1, 2006, by and between the Company and DB Structured Products, Inc. (the “Purchaser”); (b) the Commitment Letter, dated _______ __, 200_, between the Company and the Purchaser (the “Commitment Letter”); and (c) the Reference Agreement, dated as of __________, __, 2005, by and between the Company and the Purchaser, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or authorized signatory, and the signatures of such persons appearing on such documents are their genuine signatures.

3.

Attached hereto as Attachment II is a Certificate of Good Standing of the Company dated ____________, 200_. No event has occurred since ____________, 200_ which has affected the good standing of the Company under the laws of the State of ___________.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated: ______________________________

[Seal]

RESIDENTIAL FUNDING COMPANY, LLC

(Company)

By: ______________________________

Name: ______________________________

Title: Assistant Secretary

EXHIBIT K

OPINION OF COUNSEL

DB Structured Products, Inc.

60 Wall Street

New York, NY 10005

Re:

Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005, as amended and restated to and including December 1, 2006.

Ladies and Gentlemen:

I am Associate Counsel of Residential Funding Company, LLC (the “Company” or “RFC”).  In that capacity, I am familiar with the sale by the Company of the Mortgage Loans (the “Mortgage Loans”) pursuant to (i) the Reference Agreement, dated as of [ ], 2005, and (ii) the Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005, as amended and restated to and including December 1, 2006 (collectively, the “Agreement”), between the Company and DB Structured Products, Inc. (the “Purchaser”).  Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

In rendering this opinion letter, as to relevant factual matters I have examined the documents described above and such other documents as I have deemed necessary including, where I have deemed appropriate, representations or certifications of officers of parties thereto or public officials.  In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals or as copies thereof, and the conformity to the originals of all documents submitted to me as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, I have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

I am admitted to practice in the State of New York and the State of Minnesota, and render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the State of Minnesota, the limited liability laws of the State of Delaware and the federal laws of the United States of America.  I have also discussed with officers of the Company and reviewed the terms of the contracts of the Company to the extent relevant to the opinions expressed herein.  I do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed below.

Based upon and subject to the foregoing, it is my opinion that:

1.

The Company has been duly organized  under the laws of the State of Delaware and, based upon a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State.  The Company has the requisite entity power and authority to own its properties and conduct its business as presently constituted and to execute and deliver the Agreement and to perform its obligations thereunder.

2.

The Agreement has been duly authorized, executed and delivered by the Company.

3.

With respect to the Company, the performance of its obligations under the Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota or, to my knowledge, any other court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given.

4.

With respect to the Company, the performance of its obligations under the Agreement and the consummation of the transactions contemplated thereby will not result in (i) any breach or violation of its certificate of formation or limited liability agreement, (ii) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) any breach or violation of any State of Minnesota statute or regulation thereunder or any order of any State of Minnesota court, agency or other governmental body having jurisdiction over the Company or the Company.

This opinion letter is rendered for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon.  Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity.

Very truly yours,

Julianne M. Linder

Associate Counsel

EXHIBIT L

FORM OF ANNUAL CERTIFICATION

I,the _______________________ of [NAME OF SELLER]  certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(i)

I have reviewed the servicer compliance statement of the Seller provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Seller’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit M to the Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement between the Seller and DB Structured Products, Inc. or such other items as the Purchaser and the Seller mutually agree (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Seller during 200[ ] that were delivered to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Seller Servicing Information”);

(ii)

Based on my knowledge, the Seller Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Seller Servicing Information;

(iii)

Based on my knowledge, all of the Seller Servicing Information required to be provided by the Seller under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(iv)

I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Seller has fulfilled its obligations under the Agreement in all material respects; and

(v)

The Compliance Statement required to be delivered by the Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Seller and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

[SELLER]

(Seller)

By:

______________________________

Name:

Title:

Date:

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	[X]
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	[X]
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	[X]
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	[X]